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                                                                   Exhibit 10.09
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                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       ICON CASH FLOW PARTNERS L.P. SEVEN

         This Third Amended and Restated Agreement of Limited Partnership, dated as of the September 12, 1995 (this "Agreement"), is made and entered into by and among ICON Capital Corp., a Connecticut corporation ("ICON"), as general partner (hereinafter referred to as the "General Partner"), Charles Duggan, as the original limited partner (the "Original Limited Partner"), and such additional Limited Partners as may be admitted to the Partnership upon the Initial Closing Date or any subsequent Closing Date pursuant to the terms hereof; such additional Limited Partners hereinafter each referred to as a "Limited Partner" and collectively referred to as the "Limited Partners"; and the General Partner and the Limited Partners hereinafter occasionally referred to collectively as the "Partners").

                                   WITNESSETH:

         WHEREAS, on May 23, 1995, the General Partner filed a Certificate of Limited Partnership, dated as of May 23, 1995, establishing ICON Cash Flow Partners L.P. Seven (the "Partnership") under and pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act").

         WHEREAS, on September 12, 1995, the General Partner and Original Limited Partner have determined that it is necessary and appropriate to amend and restate the original Agreement of Limited Partnership in certain respects; and

         WHEREAS, on November 2, 1995, the General Partner and Original Limited Partner have determined that it is necessary and appropriate to amend and restate the original Agreement of Limited Partnership in certain respects; and

         WHEREAS, on November 8, 1995, the General Partner and Original Limited Partner have determined that it is necessary and appropriate to amend and restate the original Agreement of Limited Partnership in certain respects; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the General Partner and each Limited Partner, intending to be legally bound, hereby agree as follows:

Section 1.  ESTABLISHMENT OF PARTNERSHIP.

         The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Partnership established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

Section 2.  NAME, PRINCIPAL OFFICE, NAME AND ADDRESS OF
                      REGISTERED AGENT FOR SERVICE OF PROCESS.

         2.1  Legal Name and Address.

         The Partnership shall be conducted under the name "ICON Cash Flow Partners L.P. Seven". The principal office and place of business of the Partnership shall be 600 Mamaroneck Avenue, Harrison, New York 10528 or at such other address as the General Partner may from time to time determine and specify by written notice to the Limited Partners. The Partnership may also maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States and, in connection therewith, the General Partner shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Partnership qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Partnership legally to conduct its business in such jurisdictions. The registered office of the Partnership in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware, 19801. The name of its registered agent at such address shall be The Corporation Trust Company. The General Partner may change the registered office and the registered agent of the Partnership, with prior written notice to the Limited Partners.

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         2.2  Address of Partners.

         The principal place of business of the General Partner and the places of residence of the Limited Partners shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Partner may change his, her or its respective place of business or residence, as the case may be, by giving Notice of such change to the Partnership (and, in the case of the General Partner, by also giving Notice thereof to all of the Limited Partners), which Notice shall become effective upon receipt.

Section 3.  PURPOSES AND POWERS.

         3.1  Purposes.

         The Partnership has been organized for the object and purpose of (a) acquiring, investing in, purchasing, owning, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Equipment of all kinds, (b) lending and providing financing to other Persons for their acquisition of items of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests therein and leases and licenses thereof) and other such personal property in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world), and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of the Partnership.

         3.2  Investment Objectives and Policies.

         The Equipment acquired by the Partnership shall be selected from among new, used and reconditioned (i) office and management information systems, graphic processing equipment, photocopying equipment and, communications and related peripheral equipment, (ii) printing equipment, (iii) materials handling equipment, (iv) machine tools and manufacturing equipment, (v) medical diagnostic and testing equipment, (vi) aircraft, rail, over-the-road and marine equipment and (vii) miscellaneous equipment of other types that meet the investment objectives of the Partnership and shall be leased to Lessees under Full-Payout Leases and Operating Leases. The Financing Transactions entered into by the Partnership shall be with Users that are Creditworthy and shall be evidenced by a written promissory note of such User evidencing the irrevocable obligation of such User to repay the principal amount thereof, together with interest thereon, in accordance with the terms thereof, which repayment obligation may be collateralized by a security interest in tangible or intangible personal property and in any lease or license of such personal property, as well as the revenues arising thereunder, or in such other assets of such User as the General Partner may deem to be appropriate. All funds held by the Partnership (including, without limitation, Subscription Monies released to the Partnership on any Closing Date) that are not invested in Equipment, Financing Transactions or Reserves shall be invested by the Partnership in Permitted Investments.

         3.3  Powers.

         In furtherance of the above purposes, the Partnership shall have the power:

         (a) to acquire, invest in, purchase, own, hold, lease, release, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and other tangible and intangible personal property of all kinds in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world);

         (b) to invest substantially all Cash From Operations (other than those necessary to pay the expenses of the Partnership and to make First Cash Distributions) and Cash From Sales in additional Investments during the Reinvestment Period as provided in Section 8.1(a) hereof;

         (c) to enter into joint ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to equipment and other tangible and intangible personal property and financing arrangements deemed prudent by the General Partner in order to achieve successful operations for the Partnership;

         (d) to purchase and hold securities issued by any Person if, in the General Partner's opinion, the purchase is an advisable or necessary step in the acquisition and financing by the Partnership of Investments;

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         (e) to hold interests in property, both real and personal, tangible and intangible, including, without limitation, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Entities), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature); provided that the Partnership may make such Investments only in furtherance of its investment objectives and in accordance with its investment policies;

         (f) subject to any applicable statutes and regulations, to lend and borrow money to further the purposes of the Partnership, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Partnership and accept such kinds and amounts of security for loans, leases and licenses it makes to others as the General Partner in its sole and absolute discretion shall deem appropriate; and

         (g) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Partnership, all so long as such things, activities and contracts may be lawfully done, carried on or entered into by the Partnership under the Delaware Act and the laws of the United States of America and under the terms of this Agreement.

Section 4.  TERM.

         The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on May 23, 1995 and shall terminate at midnight on December 31, 2015, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

Section 5.  PARTNERS AND CAPITAL.

         5.1  General Partner.

         The General Partner has contributed $1,000, in cash, as its Capital Contribution to the Partnership.

         The General Partner shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a Net Worth that is at least sufficient for the Partnership to qualify, in the opinion of Tax Counsel to the Partnership, as a partnership for federal income tax purposes and to satisfy the net worth requirements for a "sponsor" under the NASAA Guidelines.

         5.2  Original Limited Partner.

         The Original Limited Partner has made a capital contribution of $1,000 to the Partnership.

         By his execution hereof, the Original Limited Partner hereby agrees to withdraw as Original Limited Partner, and the parties hereto agree to return to him his capital contribution of $1,000 and to retire his original Partnership Interest of ten (10) Units upon the Initial Closing Date and admission of additional Limited Partners.

         5.3  Limited Partners.

         (a) From and after the Initial Closing Date, there shall be one class of limited partners, the Interests of which shall consist of up to 1,000,000 Units that shall initially be held by the Limited Partners.

         (b) Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a subscription agreement, substantially in the form filed as an exhibit to the Prospectus, and such other documents as the General Partner shall reasonably request, which other documents shall be in form and substance reasonably satisfactory to the General Partner, pursuant to which, among other things, such Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all terms and provisions of this Agreement. Units will be sold only to Persons (i) who represent that they have either (a) an annual gross income of at least $30,000 and a net worth of at least $30,000 or (b) a net worth of at least $75,000 or (ii) who satisfy the suitability standards applicable in the state of their residence or domicile, if more stringent than the standards described in clause (i) above.

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         (c) Each Limited Partner (other than Affiliated Limited Partners and
Limited Partners entitled to Volume Discounts) shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of the Partnership for each Unit or fraction thereof purchased. Each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased. Each Limited Partner entitled to a Volume Discount shall make a Capital Contribution, in cash, to the capital of the Partnership in an amount equal to the Gross Unit Price for each Unit or fraction thereof purchased less the amount of the Volume Discount.

         (d) Limited Partners (except residents of certain States) must purchase a minimum of (i) twenty-five (25) whole Units other than (ii) IRA or Qualified Plans (including Keogh Plans) may purchase a minimum of ten (10) whole Units. Above such minimum purchase requirements, Limited Partners may subscribe for additional Units or fractions thereof equal to 1/10,000th of a Unit or any multiple thereof (unless prohibited by applicable law) at the Gross Unit Price, Net Unit Price or Gross Unit Price less Volume Discount, whichever shall be applicable.

         (e) The General Partner and any Affiliate of the General Partner shall have the right to subscribe for Units for its own account for investment purposes only; provided that the aggregate number of Units purchased by the
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General Partner and such Affiliates collectively shall not exceed ten (10%)
percent of all Units subscribed for by non-Affiliated Persons.

         (f) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, a
Closing may be held on the last day of any Segment (or, if such day is not a business day, on the next preceding business day), provided that no Closing
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shall be required to be held on such last day of any Segment (or the next preceding business day) if the number of Units subscribed for but as to which the subscribers have not been admitted to the Partnership as Limited Partners as of such date is insufficient, in the sole and absolute discretion of the General Partner, to justify the administrative burden and expense of holding a Closing, and provided, further, that the Final Closing Date may, in the sole and absolute
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discretion of the General Partner, be held on a day other than the last day of a
Segment, and shall be held as promptly as practicable after the Termination
Date. As promptly as is practicable following the admission of each subscriber as Limited Partner, the General Partner shall send notice to such Limited
Partner in confirmation thereof.

         (g) Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent by the General Partner. The General Partner retains the unconditional right to refuse to admit any subscriber as a Limited Partner.

         (h) Each Subscriber shall be admitted to the Partnership as a Limited Partner, and shall for all purposes of this Agreement become and be treated as a Limited Partner, as of the first day immediately following the Closing Date as of which such Subscribers is admitted to the Partnership or the Final Closing Date or as of the first day of the Segment immediately following any subsequent Closing Date (other than the Final Closing Date), as the case may be, next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith. Any subscriber who is a resident of the Commonwealth of Massachusetts and who has been admitted as a Limited Partner of the Partnership within five
(5) business days following the date he or she receives a copy of the Prospectus (as evidenced by his or her signature on the Subscription Agreement or a separate receipt for the Prospectus) may, by giving written notice to the General Partner or Dealer-Manager within such five (5) day period, rescind his or her subscription and shall receive a prompt refund of his or her subscription plus simple interest at 8% per annum from the date such subscription was received by the Partnership until returned to such subscriber less distributions, if any, made to such subscriber from the Escrow Account and the Partnership.

         (i) The name and address of each Limited Partner and the amount of the Capital Contribution made by such Limited Partner are set forth on Schedule A hereto, as such may be supplemented or amended from time to time. Promptly following each Closing Date (and, in any event, within 5 business days thereafter), the General Partner shall amend Schedule A to this Agreement to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; provided that any
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failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was duly and properly admitted to the Partnership as a result of such Closing.

         (j) From the date hereof to, but not including, the Initial Closing Date, all funds in respect of Units for which subscriptions have been received ("Subscription Monies") shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Partnership in a Qualified Subscription Account until the release thereof on the applicable Closing Date. Both the Escrow Account and any Qualified Subscription Account shall be established

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by the General Partner for the sole purpose of holding and investing
Subscription Monies pending admission of subscribers to the Partnership as Limited Partners.

         (k) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Units purchased by any Limited Partner admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. Any interest earned on such Subscription Monies prior to such release shall be paid to such Limited Partner promptly after such Closing Date. If the number of Units subscribed for are not sufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the General Partner to become a Limited Partner shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Partnership upon a Closing or returned to the subscriber.

         5.4  Partnership Capital.

         (a) No Partner shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.3(k)).

         (b) Except as provided in Section 10.5 and except that the 10 Units purchased by the Original Limited Partner shall be redeemed at par on the Initial Closing Date as provided in Section 5.2, the Partnership shall not redeem or repurchase any Unit. No Partner shall have the right to withdraw or receive any return of such Partner's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

         (c) Except as otherwise specifically provided herein, no Limited Partner shall have priority over any other Limited Partner either as to (i) the return of such Limited Partner's Capital Contribution or Capital Account, (ii) such Limited Partner's share of Profits and Losses or (iii) such Limited Partner's share of distributions of Cash From Operations and Cash From Sales.

         (d) Neither the General Partner nor any Affiliate of the General Partner shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner except, and solely to the extent, provided in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii), above.

         5.5  Capital Accounts.

         (a) A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.

         (b) The Capital Account of the General Partner initially shall be
$1,000.

         (c) The Capital Account of each Limited Partner initially shall be the amount of such Limited Partner's Capital Contribution.

         (d) The Capital Account of each Partner shall be increased by (i) the amount of any additional money contributed by such Partner to the Partnership,
(ii) the fair market value of any property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Partner of Partnership Profits (or items thereof), and items of income and gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Partner shall be decreased by (i) the amount of money distributed to or on behalf of such Partner by the Partnership, (ii) the fair market value of any property distributed to or on behalf of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code
Section 752), and (iii) allocations to such Partner of Partnership Losses (or items thereof) and items of loss and deduction specially allocated pursuant to
Section 8.2(f) hereof.

         (e) For purposes of this Agreement, a Partner who has more than one Interest in the Partnership shall have a single Capital Account that reflects all such Interests, regardless of the class of Interests owned by such Partner (e.g., general or limited) and regardless of the time or manner in which such Interests were acquired.

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         (f) If an Interest is sold or otherwise transferred, the Capital
Account of the transferor with respect to such Interest shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee will be adjusted in accordance with the constructive liquidation and reconstitution rules under Treas. Reg. Section 1.708-1.

         (g) For any taxable year in which the Partnership has a Code section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

         (h) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f)5, the Partners' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

         (i) Notwithstanding anything herein to the contrary, the Partners' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to Partnership capital on the books of the Partnership, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners and is based wherever practicable, on federal tax accounting principles.

         5.6  Additional Capital Contributions.

         (a) The General Partner shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

         (b) No Limited Partner shall be required to make any Capital Contribution in addition to the initial price paid for such Limited Partner's Units pursuant to the Offering.

         5.7  Loans by Partners.

         Except as provided in Section 11.2(a)(iii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

         5.8  No Right to Return of Capital.

         No Partner shall be entitled to demand or receive any distribution of or with respect to such Partner's Capital Contribution or Capital Account, except as specifically provided under this Agreement.

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Section 6.  GENERAL PARTNER.

         6.1 Extent of Powers and Duties.

         (a) General.
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         Except as expressly limited by the provisions of this Agreement, the
General Partner shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Without limiting the generality of the foregoing, the General Partner shall provide such asset management personnel and services as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Partnership and the day-to-day management of its assets, including, but not limited to, leasing, licensing, re-leasing and re-licensing the Equipment, monitoring the use of collateral for the Leases and Financing Transactions, arranging for necessary licensing, registration, maintenance and repair of the Equipment (to the extent Lessees or Users are not contractually obligated to do so and the General Partner expressly assumes such duties), collecting revenues, paying Operating Expenses, determining that the Equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to provide tax, financial and regulatory reporting to the Limited Partners and for the operations of the Partnership. The General Partner may employ on behalf of the Partnership, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents and other Persons, including any of its Affiliates, which it determines are necessary for the maintenance of any of the Partnership's property, and/or the operation of the business of the Partnership, may engage and retain attorneys, accountants or brokers to the extent that, in the judgment of the General Partner, their professional services are required during the term of the Partnership, as well as employ the services of its Affiliates to assist the General Partner in its managerial duties, and may compensate all such Persons from the assets of the Partnership at rates which it, in its sole judgment, deems fair and reasonable; provided that (i) the
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compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates to render comparable services which could reasonably be made available to the Partnership upon comparable terms;
(ii) all services for which the Sponsor is to receive compensation from the Partnership (other than as provided in Section 6.4 hereof) shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty on 60 days notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the prospectus as the Effective Date; and (iv) the Sponsor must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of its gross revenues for such services therefrom. Any such contract may only be amended in a manner which is either more favorable to the Sponsor or less favorable to the Partnership by the vote or consent of a Majority Interest of the Limited Partners. Except as otherwise provided in this Agreement, the General Partner shall possess and enjoy with respect to the Partnership all of the rights and powers of a partner of a partnership without limited partners to the extent permitted by Delaware law.

         (b) Powers and Duties.
             -----------------

                  (i) General Powers and Duties. The General Partner shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts during so much of its time as the General Partner, in its sole and absolute discretion, may deem to be necessary or appropriate to carry out the purposes and conduct the business of the Partnership in accordance with this Agreement and in the best interests of the Partnership and so as, consistent therewith, to protect the interests of the Limited Partners. The General Partner shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Notwithstanding anything to the contrary herein stated or implied, the Limited Partners may not contract away the fiduciary duty owed to such Limited Partners by the Sponsor under common law. The General Partner shall be responsible and shall use its best efforts and exercise discretion to the best of its ability: (A) to acquire, invest in, purchase, own, hold, lease, license, re-lease, re-license, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Financing Transactions (except as limited by Section 11.1) and to contract with others to do the same on behalf of the Partnership; (B) to select and supervise the activities of any equipment management agents for the Partnership; (C) to assure the proper application of revenues of the Partnership; (D) to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to (1) the

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         Partners pursuant to this Agreement or (2) taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) to employ the Dealer-Manager to select Selling Dealers to offer and sell Units; and (F) to assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Partnership. In establishing criteria for the resolution of conflicts of interest between the Partnership, on the one hand, and the General Partner or any Affiliate of the General Partner, on the other hand, the General Partner shall not abdicate or ignore its fiduciary duty to the Partnership.

                  (ii) Amplification of Powers. In amplification, and not by way of limitation, of the powers of the General Partner expressed herein, the General Partner shall have, subject to the provisions of this Agreement, full power and authority, as herein provided or as provided in the Delaware Act, on behalf of the Partnership, in order to carry out and accomplish its purposes and functions: (A) to expend Partnership capital and income; (B) to purchase, lease, license, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Entities), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the General Partner, for all such purposes; (C) to invest any and all funds held by the Partnership in accordance with the provisions of clause (x) of this Section 6.1(b) of this Agreement; (D) to designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon; (E) to borrow money or otherwise to procure extensions of credit for the Partnership (except that neither the Partnership nor the Sponsor shall borrow money solely for the purpose of making First Cash Distributions which the Partnership would otherwise be unable to make) and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Partnership as security therefor;
         (F) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership; (G) to establish Reserves in accordance with clause (vii) of this Section 6.1(b); and (H) to take all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes of the Partnership or to protect and preserve Partnership assets to the same extent as if the General Partner were itself the owner thereof.

                  (iii) Admission of Limited Partners. The General Partner shall have the right to accept or refuse to accept, in its sole and absolute discretion, the admission of any Limited Partner (including any Substitute Limited Partner and the General Partner and any Affiliate of the General Partner) to the Partnership; provided, however, that the General Partner shall not admit any Person as a Limited Partner (except the Original Limited Partner) unless:

                  (A) such Person shall agree, in writing, to be bound by the provisions of this Agreement;

                  (B) such Person shall represent, in writing, that such Person is or is not a United States Person, as the case may be;

                  (C) prior to the admission of such Person, the Minimum Offering shall have been achieved;

                  (D) the General Partner shall believe that such Person is "suitable" in all respects under the laws of the state in which such Person resides;

                  (E) the General Partner shall have no reason to believe that the admission of such Person to the Partnership (1) would cause the Partnership to lose its Partnership status for federal income tax purposes, (2) would disqualify the Partnership to engage or to continue to engage in any business which it is otherwise eligible to transact or (3) would cause an impermissible percentage of Units to be owned by non-United States citizens for purposes of any applicable title registration law; and

                  (F) such admission would not cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. Section 2510.3-101(f)) to equal or exceed 25%.

         In connection with such right, the General Partner shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the General Partner, to effect the admission of the Limited Partners, including, but not limited to, (x) registering the Units under the Securities Act and (y) effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with state securities regulatory authorities.

                  (iv) Authority To Enter into Dealer-Manager Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Dealer-Manager Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Dealer-Manager.

                  (v) Authority to Enter into Selling Dealer Agreements. The General Partner shall have the authority to enter into, on behalf of the Partnership, or to authorize the Dealer-Manager so to enter into, separate selling dealer agreements, each substantially in the form filed as an exhibit to the Registration Statement (the "Selling Dealer Agreements" and each a "Selling Dealer Agreement"), with NASD-member broker dealers selected by the General Partner or the Dealer-Manager (the "Selling Dealers" and each a "Selling Dealer").

                  (vi) Authority to Enter Into Escrow Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Escrow Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Escrow Agent, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the General Partner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the General Partner.

                  (vii) Reserves. The General Partner shall initially establish for the Partnership, and shall use its best efforts to maintain, Reserves, of which an amount not in excess of 3% of Gross Offering Proceeds may be treated as having been invested or committed to investment for purposes of Section 8.6 of this Agreement. Reserves, once expended, need not be restored, provided, however, that any such
                                              --------  -------
         Reserves that are restored in the sole and absolute discretion of the General Partner shall be restored from Cash From Operations.

                  (viii) Insurance. The General Partner shall cause the Partnership to purchase and maintain such insurance policies as the General Partner deems reasonably necessary to protect the interests of the Partnership (to the extent that such policies are not maintained by Lessees, Users or other Persons for the benefit of the Partnership). The General Partner is authorized, on behalf of the Partnership, to purchase and pay the premiums for such types of insurance, including, without limitation, extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable property and engaged in a similar business, and the General Partner and any Affiliate of the General Partner and their respective employees and agents may be named as additional insured parties thereunder, provided the cost of premiums payable by the Partnership is not increased thereby. Notwithstanding the foregoing, the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by Section 6.3 of this Agreement.

                  (ix) Commission Loans. The General Partner may incur Indebtedness on behalf of the Partnership in an amount up to the total Sales Commissions payable (up to 8% of the Gross Offering Proceeds) for the purpose of permitting the Partnership to acquire additional Investments following each Closing, the cost of any such indebtedness shall be payable as an operating expense of the Partnership.

                  (x) Reinvestment. During the Reinvestment Period, the Partnership may reinvest all or a substantial portion of its Cash From Operations and Cash From Sales in additional Investments in furtherance of, and consistent with, the Partnership's purposes and investment objectives set forth in Sections 3.1 and 3.2.

         (c) Delegation of Powers.
             --------------------

         Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any Affiliate of the General Partner).

         (d)  Reliance by Third Parties.
              -------------------------

         No Person dealing with the Partnership or its assets, whether as assignee, lessee, licensee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, licensing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, licensee, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, license, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and behalf of the Partnership or the General Partner.

         6.2 Limitations on the Exercise of Powers of General Partner.

         The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership's business and affairs:

         (a)  Limitations on Indebtedness.
              ---------------------------

         From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, below), the Partnership shall not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of (i) the principal amount of any such additional Indebtedness plus (ii) the aggregate principal amount of all Indebtedness then outstanding would exceed 80% of the aggregate Purchase Price paid by the Partnership for Investments then held by the Partnership (inclusive of any Investment then being acquired).

         (b)  Investment Company Status.
              -------------------------

         The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (c) Sales and Leases of Equipment From or to the General Partner and
             ----------------------------------------------------------------
its Affiliates.
--------------

         The Partnership shall neither purchase, lease or license Investments from, nor sell, lease or license Investments to, the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) except as provided in this Section. The Sponsor shall not purchase any equipment or Financing Transactions from the Partnership or any affiliated program which it has sponsored (whether held by them on an interim basis or otherwise. Notwithstanding the first sentence of this Section (c), the Partnership may purchase Affiliated Investments if:

                  (i) the General Partner determines that the making of such Affiliated Investment is in the best interests of the Partnership;

                  (ii) such Investment is purchased by the Partnership at a Purchase Price which does not exceed the sum of (A) the net cost to the General Partner or such Affiliate of acquiring and holding same (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the General Partner and any Affiliate of the General Partner is otherwise entitled pursuant to this Agreement;

                  (iii) there is no difference in the interest terms of the Indebtedness secured by the Investment at the time it is acquired by the General Partner or such Affiliate and the time it is acquired by the Partnership;

                  (iv) neither the General Partner nor any Affiliate of the General Partner realizes any gain, or receives any other benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Affiliated Investment; and

                  (v) at the time of transfer thereof to the Partnership, the General Partner or such Affiliate had held such

         Affiliated Investment on an interim basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Investment by the Partnership, (B) borrowing money or obtaining financing for the Partnership or (C) any other lawful purpose related to the business of the Partnership.

         (d) Loans to or from the General Partner and its Affiliates.
             -------------------------------------------------------

         No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any Affiliate of the General Partner, however, may, from time to time, loan or advance funds to the Partnership (each such loan or advance being hereinafter called a "Partnership Loan") in accordance with this Section 6.2(d). The terms of any Partnership Loan permitted to be made hereunder shall include the following:

                  (i) any interest payable by the Partnership in connection with such Partnership Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the General Partner or such Affiliate in connection with such borrowing (in the event that the General Partner or any Affiliate shall borrow money for the specific purpose of making such Partnership
         Loan), (B) the rate of interest that would be charged to the Partnership (without reference to the General Partner's or such Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor any such Affiliate has borrowed money to make such Partnership Loan) or (C) a rate of interest equal to the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

                  (ii) all payments of principal and interest on such Partnership Loan shall be due and payable within twelve months after the date on which such Partnership Loan is made; and

                  (iii) neither the General Partner nor any such Affiliate may receive points or other financial charges or fees in any amount in respect of such Partnership Loan (except that the General Partner or such Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Partnership Loan), provided that nothing in
                                                    --------
         this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the General Partner or such Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Partnership Loan.

         If the General Partner or any Affiliate of the General Partner purchases Equipment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the General Partner or such Affiliate, as the case may be, shall be deemed to have made a Partnership Loan in an amount equal to the purchase price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the General Partner or any Affiliate of the General Partner for the purpose of paying Organizational and Offering Expenses shall not constitute a Partnership Loan, but shall be reimbursed to the General Partner or such Affiliate (to the extent possible) from the O & O Expense Allowance without interest thereon in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

         (e)      No Exchange of Interests for Investments.
                  ----------------------------------------

         The Partnership shall not acquire any Investments in exchange for Interests in the Partnership.

         (f)      Joint Venture Investments.
                  -------------------------

         The Partnership may make Investments in Joint Ventures, provided that:
                                                                 --------

                  (i) at the time any such Investment in a Joint Venture is made, the maximum amount of Gross Offering Proceeds which the Partnership may so invest shall equal an amount equal to the smallest of 25% of (A) the Maximum Offering, (B) the sum of (1) the cumulative Gross Offering Proceeds raised as of the Closing Date next preceding such investment and (2) the Gross Offering Proceeds which the General Partner reasonably estimates the Partnership to raise from such Closing Date to the Termination Date) or (C) the cumulative Gross Offering Proceeds actually raised as of the Termination Date; and

                  (ii) the General Partner shall have determined that:

                           (A) such Investment is in the best interests of the Partnership; and

                           (B) such Investment shall not result in duplicate fees to the General Partner or any Affiliate of the General Partner;

                  (iii) in the case of any Joint Venture with any non-Affiliated Person, the Partnership must acquire a controlling interest in such Joint Venture and the non-Affiliate must acquire the non-controlling interest therein and such Joint Venture must own and lease specific Equipment and/or invest in one or more specific Financing Transactions; and

                  (iv) in the case of any Joint Venture with any Program sponsored by the General Partner or any Affiliate of the General Partner, all of the following conditions are met:

                           (A) all Programs, including the Partnership, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

                           (B) the compensation payable by the Partnership to the General Partner or any Affiliate of the General Partner by the Partnership and by each other Program sponsored by any of them in connection with such Joint Venture shall be substantially identical;

                           (C) the Partnership shall have a right of first refusal with respect to the purchase of any equipment or other tangible or intangible personal property or financing transactions held by such Joint Venture; and

                           (D) the purpose of such Joint Venture shall be either
                           (1) to effect appropriate diversification for the Partnership and the other Programs participating in such Joint Venture or (2) to relieve the Sponsor or one or more Programs sponsored by it of the obligation to acquire, or to acquire from any of them, equipment or other tangible or intangible personal property or financing transactions at any time subject to a purchase commitment entered into pursuant to Section 6.2(c) of this Agreement.

         Subject to the other provisions of this Agreement, the Partnership may employ, or transact business with, any Person, notwithstanding the fact that any Partner or any Affiliate thereof may have (or have had) an interest in or connection with such Person and provided that neither the Partnership nor the other Partners shall have any rights by virtue of this Agreement in or to any income or profits derived therefrom.

         (g)  Exchange, Merger, Roll-Up or Consolidation of the Partnership
              -------------------------------------------------------------
              Prohibited.
              ----------

         The Partnership shall not (i) be a party to any exchange offer, merger, Roll-Up or similar combination with any other legal entity (including any Roll-Up Entity) or (ii) reorganize itself if such reorganization would have the effect of an exchange offer, merger, Roll-Up or similar combination. Neither the Partnership nor the General Partner shall solicit, or engage or compensate members, or persons associated with members, of the NASD to solicit, proxies from any Limited Partners authorizing any exchange offer, merger, Roll-Up or similar combination or any such reorganization. The General Partner is not authorized to take any action inconsistent herewith.

         (h)  No Exclusive Listings.
              ---------------------

         No exclusive listing for the sale of Equipment or other Investments, or of any other Partnership assets, shall be granted to the General Partner or any Affiliate of the General Partner.

         (i)  Other Transactions Involving the General Partner and its
              --------------------------------------------------------
Affiliates.
----------

         Except as specifically permitted by this Agreement, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner. Furthermore, neither the General Partner nor any such Affiliate shall receive directly or indirectly a commission or fee (except as permitted by
Section 6.4) in connection with the reinvestment of Cash From Sales and Cash From Operations (including casualty insurance proceeds) in new Investments. In addition, in connection with any agreement entered into by the Partnership with the General Partner or any such Affiliate, no rebates or "give-ups" may be received by the General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement. Neither the General Partner nor any Affiliate shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise such potential investor of interests in a particular Program; provided, however, that
                                                         --------  -------
this Section 6.2(i) shall not prohibit the payment to any such Person of the Underwriting Fees and Sales Commissions otherwise in accordance with the terms of this Agreement.

         (j) Sale of All or Substantially All Assets; Dissolution.
             ----------------------------------------------------

         During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest.

         (k) No Investments in Limited Partnership Interests of other Programs.
             -----------------------------------------------------------------
The Partnership shall not invest in limited partnership interests of any other Program; provided, however, that nothing herein shall preclude the Partnership from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

         6.3 Limitation on Liability of General Partner and its Affiliates; Indemnification.

         (a) The General Partner, and any Affiliate engaged in the performance of services on behalf of the Partnership (hereinafter sometimes referred to as an "Indemnitee"), shall, except as provided to the contrary in this Section 6.3,
(i) be indemnified by the Partnership from assets of the Partnership (and not by the Limited Partners) for any liability, loss, cost and expense of litigation (collectively referred to herein as "Liabilities") suffered by such Indemnitee, and (ii) have no liability, responsibility, or accountability in damages or otherwise to the Partnership or any Partner for any loss suffered by the Partnership or any Partner, which arises out of any action or inaction of such Indemnitee if (A) the General Partner has determined, in good faith, that such course of conduct was in the best interests of the Partnership and (B) such course of conduct did not constitute negligence or misconduct by such Indemnitee. Notwithstanding the foregoing, each Indemnitee shall be liable, responsible and accountable, and the Partnership shall not be liable to any such Indemnitee for any portion of such Liabilities, which resulted from such Indemnitee's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnership or any Partner, as determined by a court of competent jurisdiction. Subject to Section 6.3(c) hereof, if any action, suit, or proceeding shall be pending against the Partnership or an Indemnitee which is alleged to relate to, or arise out of, any action or inaction of the General Partner or any Affiliate, the Partnership shall have the right to employ, at the expense of the Partnership, separate counsel of its choice in such action, suit, or proceeding.

         Any amounts payable by the Partnership to an Indemnitee pursuant to this Section 6.3 shall be recoverable only out of the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof. The Partnership shall not incur or assume the cost of that portion of liability insurance which insures the General Partner or any Affiliate for any liability as to which the General Partner or such Affiliate is prohibited from being indemnified pursuant to this Section 6.3.

         (b) The Partnership shall not furnish indemnification to an Indemnitee or to any person acting as a Selling Dealer for any Liabilities imposed by a judgment in a suit arising from or out of a violation of federal or state securities laws unless (i)(A) there has been a successful adjudication on the merits in favor of such Indemnitee or Selling Dealer on each count involving alleged securities laws violations by such Indemnitee or Selling Dealer, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (C) a court of competent jurisdiction shall have approved a settlement of the claims against the Indemnitee and indemnification in respect of the costs thereof, and (ii) the court shall have been advised by the General Partner as to the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Tennessee and any other relevant regulatory body with respect to the issue of indemnification for securities law violations.

         (c) The provision of advances from Partnership funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnitee by a Limited Partner of the Partnership in his capacity as such is prohibited. However, the provision of advances from Partnership funds to an Indemnitee for legal expenditures and other costs incurred as a result of any initiated suit, action or proceeding is permissible only if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnitee in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnitee undertakes to repay any funds advanced pursuant to this Section 6.3 in cases in which such Indemnitee would not be entitled to indemnification under 6.3(a) and 6.3(b). If advances are permissible under this Section 6.3, the Indemnitee shall furnish the Partnership with an undertaking as set forth in the foregoing sentence and shall thereafter have the right to bill the Partnership for, or otherwise request that the

Partnership pay, at any time and from time to time after such Indemnitee has become obligated to make payment therefor, any and all amounts for which such Indemnitee believes in good faith that such Indemnitee is entitled to indemnification under this Section 6.3. The Partnership shall pay any and all such bills and honor any and all such requests for payment for which the Partnership is liable as determined above. In the event that a final determination is made that the Partnership is not so obligated in respect to all or any portion of the amounts paid by it or if the Indemnitee enters into a stipulation or settlement with like effect, such Indemnitee will refund such amount, plus interest thereon at the then prevailing market rate of interest, within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated in respect to any amount not paid by the Partnership to a particular Indemnitee or if the Partnership enters into a stipulation or settlement with like effect, the Partnership will pay such amount to such Indemnitee.

         6.4  Compensation of General Partner and its Affiliates.

         Neither the General Partner nor any Affiliate of the General Partner shall, in their respective capacities as such, receive any salary, fees, profits, distributions or other compensation except in accordance with this
Section 6.4.

         (a)  Allocations and Distributions.
              -----------------------------

         The General Partner shall be entitled to receive the allocations and distributions provided for under Section 8 in respect of the Interest held by it as General Partner.

         (b)  Underwriting Fees.
              -----------------

         Underwriting Fees shall be paid by the Partnership to the Dealer-Manager in respect of each Unit sold.

         (c)  Sales Commissions.
              -----------------

         Sales Commissions shall be paid by the Partnership to the Dealer-Manager and each Selling-Dealer in respect of the respective Units sold by each of them, provided that no Sales Commissions shall be payable by the
                 --------
Partnership in respect of any Units sold to Affiliated Limited Partners, and, provided further, that the Sales Commissions payable with regard to sales of
-------- -------
Units subject to Volume Discounts shall be reduced by the amount of such Volume Discounts.

         (d)  Due Diligence Expenses.
              ----------------------

         Due Diligence Expenses actually incurred in connection with the Offering shall be paid or reimbursed by the Partnership to the Dealer-Manager and each Selling Manager, provided that the Dealer-Manager shall be entitled to
                          --------
payment of or reimbursement for Due Diligence Expenses only after each Selling Dealer (whether prospective or actual) shall have first been paid or reimbursed for all Due Diligence Expenses of such Selling Dealer, and provided, further,
                                                           --------  -------
that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Partnership to the General Partner pursuant to Section 6.4(e) of this Agreement.

         (e)  O & O Expense Allowance.
              -----------------------

         The Partnership shall pay, immediately following each Closing Date, the O & O Expense Allowance to the General Partner, whether or not the full amount thereof is actually incurred by the General Partner or any Affiliate of the General Partner, without deduction for Underwriting Fees and Sales Commissions. The General Partner shall distribute to the Dealer-Manager all or such portion of the O & O Expense as the General Partner shall, in its sole and absolute discretion, deem appropriate and the Partnership shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by it. The General Partner shall bear any Organizational and Offering Expenses incurred by the General Partner or any Affiliate of the General Partner (including, without limitation, the Dealer-Manager) in excess of the O & O Expense Allowance.

         (f)  Acquisition Fees.
              ----------------

         In connection with any Investment, the Partnership shall pay to the General Partner, for services rendered in connection with acquiring such Investment, an Acquisition Fee equal to the difference (to the extent greater than zero) between (i) 3.0% of the Purchase Price paid by the Partnership for any (A) item of Equipment or (B) Financing Transaction, as the case may be, and
(ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; provided,
                                                                    --------
however, that:
-------

     (i) no Acquisition Fees may be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner;

     (ii) the Partnership shall not pay any Acquisition Fees, or part thereof, that would cause the Partnership's Investment in Equipment and Financing Transactions to be less than the greater of (x) 80% of the Gross Offering Proceeds from the Partnership's sale of Units, reduced by .0625% for each 1% of Indebtedness encumbering any Investment acquired by the Partnership, and (y) 75% of such Gross Offering Proceeds; and

     (iii) the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Partnership from any source (including, without limitation, Net Offering Proceeds, Partnership indebtedness or reinvestment of excess Cash Flows) shall not exceed an amount equal to the product of multiplying (x) the Gross Offering Proceeds by (y) a percentage equal to (1) 100% minus (2) the greater of the two percentages calculated under clause (x) or clause (y) of subsection 6.4(f)(ii), above.

     The following are examples of application of the formula in clause
     (ii), above:

     (1)   No Indebtedness -    80% to be committed to Investment in Equipment
                                and Financing Transactions.
     (2)   50% Indebtedness -   50% x .0625% = 3.125%
                                80% - 3.125% = 76.875% to be committed to
                                Investment in Equipment and Financing
                                Transactions.
     (3)   80% Indebtedness -   80% x .0625% = 5%
                                80% - 5% = 75% to be committed to Investment in
                                Equipment and Financing Transactions.

     To calculate the percentage of Indebtedness encumbering Investments, the aggregate amount of such Indebtedness shall be divided by the aggregate Purchase Price (without deduction for Front-End Fees) paid for all Investments. Such percentage of Indebtedness so calculated would be multiplied by .0625% to determine the percentage to be deducted from 80%.

     If any payment of Acquisition Fees causes the Partnership to experience a shortfall in its required Investment in Equipment and Financing Transactions (computed under clause (ii) above) or the aggregate amount of Acquisition Fees paid by the Partnership to exceed the amount determined in accordance with clause (iii) above, the General Partner shall refund to the Partnership that portion of Acquisition Fees received by it to the extent necessary to correct such shortfall or overpayment, as the case may be, together with interest thereon at the rate of 1.0% per month to the extent that such refund is not made within 30 days.

     Where the Partnership purchases an item of Equipment or any Financing Transaction from the General Partner or one of its Affiliates pursuant to
Section 6.2(d) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(d) and there shall be no duplicative payment thereof.

     (g)   Management Fees.
           ---------------

     Each month, for management services rendered, the Partnership shall pay to the General Partner such portion of the Management Fees as shall be attributable to Gross Revenues actually received by the Partnership during such month; provided that Management Fees shall be payable solely out of Gross Revenues
--------
received during the month in which paid; and provided, further, that such
                                             --------  -------
Management Fees shall be paid in any month only after payment of any accrued and unpaid First Cash Distributions for such month and for any previous month (in each case, up to an amount equal to 8.0% per annum of each respective Limited Partner's unreturned Capital Contribution), and, to the extent that the Partnership does not have sufficient Cash From Operations in any month to pay such proportion of all such First Cash Distributions, the payment of such Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership generates sufficient Cash From Operations for the payment thereof.

     (h)   Subordinated Remarketing Fees.
           -----------------------------

     For rendering services in connection with the sale of any Investment, the Partnership shall pay to the General Partner the applicable Subordinated Remarketing Fee; provided that:
                 --------

     (i) no such Subordinated Remarketing Fee shall be paid in connection with the sale of any Investment to the extent that the Cash From Sales realized thereby is reinvested in additional Investments;

     (ii) in no event shall any such Subordinated Remarketing Fee be paid prior to Payout; and

     (iii) the General Partner shall not be entitled to receive any amount of Subordinated Remarketing Fees to the extent that such amount would cause the total commissions paid to all Persons, in connection with the sale of such Investments, to exceed a fee for such services which is reasonable, customary and competitive in light of the size, type and location of such Investment.

After Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid, without any interest thereon, by the Partnership, prior to any other distributions to the Partners.

     (i)   Partnership Expenses.
           --------------------

     (i) Reimbursement. Except as otherwise provided in this Section 6.4(i), expenses of the Partnership, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (h), shall be billed directly to and paid by the Partnership.

     (ii) Goods and Third-Party Services. The General Partner and any Affiliate of the General Partner may be reimbursed for the actual cost of goods and services used for or by the Partnership and obtained by it or them from non-Affiliates.

     (iii) Administrative Services Provided by the General Partner and Affiliates. Subject to clause (iv) of this Section 6.4(i), the General Partner and any Affiliate of the General Partner may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the General Partner, to the prudent operation of the Partnership (including, without limitation, legal, accounting, remarketing and agency expenses) provided
                                                                     --------
     that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location and provided further, that no
                                                  -------- -------
     reimbursement is permitted for such services if the General Partner or any such Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

     (iv) Limitations on Reimbursements. Neither the General Partner nor any Affiliate of the General Partner shall be reimbursed by the Partnership for amounts expended by it with respect to the following:

              (A) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or of any such Affiliate;

              (B) expenses for rent, depreciation and utilities or for capital equipment or other administrative items (other than as specified respectively in paragraphs (ii) and (iii) of this Section 6.4(i), above).

     6.5   Other Interests of the General Partner and its Affiliates.

     The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership.

     The General Partner and any Affiliate of the General Partner may engage in, or possess an interest in, business ventures (other than the Partnership) of every kind and description, independently or with others, including, but not limited to, serving as sponsor or general partner of other Programs and participating in the equipment leasing and financing businesses, whether or not such business ventures may be competitive with the business or Investments of the Partnership. Neither the Partnership nor any Limited Partner shall have any rights in and to such independent ventures or the income or profits therefrom by reason of the General Partner's position with the Partnership.

     Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular investment opportunity to the Partnership, and the General Partner and each such Affiliate shall have the right, subject only to the provisions of the next following paragraph, to take for its own account (individually or otherwise), or to recommend to any Affiliated Entity (including the Partnership), any particular investment opportunity, considering, among other things, the following factors with respect to itself and each Affiliated Entity:

           (a) its own and each Affiliated Entity's general investment objectives and policies, including, without limitation, cash distribution objectives and leverage policies;

           (b) its own and each Affiliated Entity's existing portfolio, including the diversification thereof (by type of equipment, by length of lease term, by industry and by geographic area) and the effect the making of such investment would have thereon;

           (c) the cash available to it and to each Affiliated Entity for the purpose of making such investment and the length of time such funds have been available;

           (d) its own and each Affiliated Entity's current and long-term liabilities; and

           (e) the estimated income tax consequences of such investment to it and each Affiliated Entity and to the individual investors participating therein.

     If, considering such factors and any other appropriate factors, the General Partner determines that any investment opportunity would be equally suitable for various Affiliated Entities, the General Partner shall make such investment opportunity available to such Affiliated Entities on a rotation basis, with the order of priority determined by the date of each Affiliated Entity's initial closing.

     Notwithstanding the foregoing, until all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, below), the General Partner and each Affiliate of the General Partner shall present to the Partnership first, before any other Affiliated Entity (including any Affiliated Entity that the General Partner or any such Affiliate advises or manages), the opportunity to purchase any Investment meeting the investment objectives and policies of the Partnership, other than a Lease relating to:

     (i) used equipment previously leased by the General Partner or any such Affiliate to third parties that becomes available for re-lease;

     (ii) groups of items of equipment to be leased on terms providing various cost recovery terms for various items, where the Partnership may not, in accordance with this Agreement, purchase all items in the group;

     (iii) equipment to be leased to a third party on favorable terms, from a cost recovery viewpoint, subsequent to the lease by the General Partner or its Affiliates to the same third party of other items of equipment on substantially less favorable terms;

     (iv) equipment as to which a prospective or existing lessee indicates to the General Partner or its Affiliate that it will not lease or continue to lease through the General Partner or such Affiliate unless the General Partner or such Affiliate acquires and retains such equipment in its own equipment portfolio; or

     (v) equipment subject to a lease that by its terms is not assignable to an entity such as the Partnership (leases that permit assignment to a "financial institution" shall not, without more, be deemed assignable to the Partnership).

     In the event of a conflict between two or more Affiliated Entities (including the Partnership) that are advised or managed by the General Partner and that are seeking to re-lease or sell similar equipment contemporaneously, the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Entity attempting to re-lease or sell equipment that was subject to the lease that expired first or, if two or more leases expire simultaneously, the lease which was first to take effect; provided, however,
                                                          --------  -------
that the General Partner may, in its discretion, otherwise provide opportunities to re-lease or sell equipment if such equipment is subject to remarketing commitments or if there are other circumstances, in the General Partner's judgment, under which the withholding of such an opportunity would be inequitable or uneconomic for a particular Affiliated Entity.

     If the financing available from time to time to two or more Affiliated Entities (including the Partnership) is less than the aggregate amount then sought by them, the available financing shall generally be allocated to the investment entity that has been seeking financing the longest.

     Nothing in this Section 6.5 shall be deemed to diminish the General Partner's overriding fiduciary obligation to the Partnership or to act as a waiver of any right or remedy the Partnership or other Partners may have in the event of a breach of such obligation.

Section 7.  POWERS AND LIABILITIES OF LIMITED PARTNERS.

     7.1  Absence of Control Over Partnership Business.

     The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the General Partner, and then only in its capacity as the General Partner). No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Limited Partner's Capital Contribution or Capital Account returned except as provided in this Agreement.

     7.2  Limited Liability.

     The liability of each Limited Partner in such capacity shall be limited to the amount of such Limited Partner's Capital Contribution and pro rata share of any undistributed Profits and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner shall have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership.

     No Limited Partner shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Partnership under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Partnership.

Section 8.  DISTRIBUTIONS AND ALLOCATIONS.

     8.1 Distribution of Distributable Cash From Operations and Distributable Cash From Sales.

     (a) During the Reinvestment Period, the General Partner shall determine in its sole discretion what portion, if any, of the Partnership's Distributable Cash From Operations and Distributable Cash From Sales shall be invested and reinvested in additional Investments and which portion shall be distributed to the Partners; provided, however, that the General Partner shall not reinvest, but shall distribute to the extent available, Distributable Cash From Operations and Distributable Cash From Sales to Limited Partners in an amount equal to the following amounts for the periods specified (pro rated, as necessary, for periods of less than one year):

     (i) For the period beginning with a Limited Partner's admission to the Partnership and ending with the expiration or termination of the Reinvestment Period, each Limited Partner shall be entitled to receive monthly cash distributions, to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by each Limited Partner's respective original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by the Partnership pursuant to Section 10.5, of this Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly; and

     Any portion of the monthly distribution amounts described in this clause
     (i) which exceeds the sum of Distributable Cash From Operations and Distributable Cash From Sales for any year (if any) shall be distributable (if at all) solely at the discretion of the General Partner. Each monthly cash distribution amount shall be computed as provided in the preceding sentence on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed pursuant to this clause (i) which the Partnership is unable to make, and without reduction for any cash distributions actually made, in any prior period.

     (ii) Each Limited Partner is entitled to receive monthly cash distributions (if the distributions described in paragraph

     (i) above are not adequate) in amounts which would permit the Limited Partners to pay federal, state and local income taxes resulting from Partnership Operations (assuming that all Limited Partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). Such distributions will be made, to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

     (b) During the Disposition Period, no Available Cash From Operations or Available Cash From Sales shall be reinvested in additional Investments, and all Available Cash From Operations and Available Cash From Sales shall be distributed to the Partners.

     (c) Distributions of Distributable Cash From Operations and Distributable Cash From Sales (collectively, "Distributable Cash") shall be made to the Partners monthly. Subject to Section 8.1(a), the amount of each such monthly distribution shall be determined by the General Partner, in its sole discretion, based upon the amount of the Partnership's then available Distributable Cash and other funds of the Partnership and the General Partner's estimate of the Partnership's total Distributable Cash for such Fiscal Year. Prior to Payout, distributions pursuant to this Section 8.1(c) shall be made 99% to the Limited Partners and 1% to the General Partner; provided, however, that prior to the
                                        --------  -------
admission to the Partnership of any Limited Partners, such distributions shall be made 1% to the Original Limited Partner and 99% to the General Partner. After Payout, distributions pursuant to this Section 8.1(c) shall be tentatively attributed and distributed 90% to the Limited Partners and 10% to the General Partner; provided, however, that, if at the time of Payout, each respective
         --------  -------
Limited Partner has not yet received total cash distributions pursuant to this
Section 8.1(c) equal to 150% of such Limited Partner's original Capital Contribution (reduced by any amounts paid to such Limited Partner (i) as a return of his uninvested Capital Contributions pursuant to Section 8.6 and (ii) in redemption of his Units pursuant to Section 10.5), distributions shall continue to be made 99% to the Limited Partners and 1% to the General Partner until the total cash distributions made to the Limited Partners equal 150% of the Limited Partners' aggregate original Capital Contributions. The amount tentatively attributed to the General Partner pursuant to the previous sentence and not theretofore distributed to the General Partner shall be distributed to the General Partner, without interest, out of the first Distributable Cash available to the Partnership after the Limited Partners have received distributions equal to 150% of their aggregate original Capital Contributions.

     (d) Notwithstanding the provisions of Section 8.1(c), distributions of Distributable Cash made during the Disposition Period shall be made in accordance with the provisions of Section 11.3.

     8.2   Allocations of Profits and Losses.

     (a) The Profits and Losses of the Partnership shall be determined for each Fiscal Year or Fiscal Period.

     (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership's Profits or Losses is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Partner in the same proportion.

     (c) Profits for any Fiscal Period during the Reinvestment Period shall be allocated to the Partners as follows:

     (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

     (ii) next, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

     (iii) thereafter, 90% to the Limited Partners and 10% to the General
     Partner.

     (d) Profits for any Fiscal Period during the Disposition Period shall be allocated to the Partners as follows:

     (i) first, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts;

     (ii) next, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital

     Account balances;

     (iii) next, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

     (iv)  thereafter, 90% to the Limited Partners and 10% to the General
     Partner.

     (e) Losses for any Fiscal Period shall be allocated to the Partners as follows:

     (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

     (ii) next, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

     (iii) thereafter, 1% to the General Partner and 99% to the Limited Partners; provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this Section 8.2(e) or Section 8.2(f) would result in any Limited Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this Section 8.2(e) and, when no Limited Partner can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the General Partner.

     (f)   Special Allocations.
           -------------------

     The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

     (i)   Minimum Gain Charge-Back. Notwithstanding any other provision of this
           ------------------------
     Section 8, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

     (ii)  Partnership Nonrecourse Deductions. Partnership Nonrecourse
           ----------------------------------
     Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

     (iii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for
           ------------------------------
     any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

     (iv)  Qualified Income Offset. If in any Fiscal Period, any Partner has an
           -----------------------
     Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocate items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

     (v)   Curative Allocations. The special allocations provided for in the
           --------------------
     proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(iv) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-
     2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof ("curative allocations") shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(iv) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred.

            If the General Partner determines, after consultation with Tax Counsel, that the allocation of any item of Partnership income, gain, loss or deduction is not specified in this Section 8 (an "unallocated item"), or that the allocation of any item of Partnership income, gain, loss or deduction hereunder is clearly inconsistent with the Partners' economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a "misallocated item"), then the General Partner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

     (vi)   Special Allocation of State, Local and Foreign Taxes. Any state,
            ----------------------------------------------------
     local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Partner.

     (vii)  Transactions with Partnership. If, and to the extent that, any
            -----------------------------
     Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Partner who was charged with such item.

     (viii) Fees and Commissions Paid to General Partner. It is the intent of
            --------------------------------------------
     the Partnership that any amount paid or deemed paid to the General Partner as a fee or payment described in Section 6.4 shall be treated as a "guaranteed payment" or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the General Partner and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to such payment.

     (ix)   Selling Commissions, Underwriting Fees, Acquisition Fees and O & O
            ------------------------------------------------------------------
     Expense Allowance. Selling Commissions, Underwriting Fees, Acquisition Fees
     -----------------
     and the O & O Expense Allowance shall be allocated 100% to the Limited Partners. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the General Partner.

     8.3    Distributions and Allocations Among the Limited Partners.

     (a) Except to the extent otherwise provided herein, all distributions of Distributable Cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which such distribution is made.

     (b) All distributions of Distributable Cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership, shall be allocated among the Limited Partners as follows:

     (i) first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership during or within any given Segment;

     (ii) second, (A) each Limited Partner who was admitted to the Partnership prior to the commencement of such Fiscal Year shall be deemed to have held his respective Units commencing as of the first Segment in such Fiscal Year; (B) each Limited Partner who was admitted to the Partnership as of the first day of any subsequent Segment in such Fiscal Year in accordance with Section 5.3(h), shall be deemed to have held his respective Units commencing with such Segment; and (C) each Limited Partner who was admitted to the Partnership commencing as of the day following the Initial Closing Date or the Final Closing Date (where such Initial Closing Date or Final Closing Date falls on other than the 15th day or last day of a month or next preceding business day), shall be deemed to have held his respective Units for a fraction of the Segment within which such Limited Partner was admitted to the Partnership, determined by dividing the number of days within such Segment following the Initial Closing Date or Final Closing Date, as the case may be, by the number of days in such Segment;

     (iii) third, all Profits and Losses for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of Segments (pro rated for fractions of Segments) in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners; and

     (iv) Third, all monthly distributions of cash made to the Limited Partners pursuant to Section 8.1(c) shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of Segments (pro rated for fractions of Segments) in the month preceding the month in which the distribution is made that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Limited Partner's share of the total distributions made or to be made by the Partnership for such Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to such Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to such Limited Partner, such amount as shall cause the total distributions to such Limited Partner for such Fiscal Year to be the proper amount.

     (c) In the event of a transfer of a Unit during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of Segments (pro rated for fractions of Segments) in such Fiscal Year that each held such transferred Units. Monthly distributions made by the Partnership in accordance with Section 8.1(c) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in clause (iv) and the last sentence of Section 8.3(b).

     (d) Each distribution made to a Limited Partner pursuant to Section 8.1(c), 8.6 or 11.3 of this Agreement, any interest on Subscription Monies relating to such Limited Partner's Units paid to such Limited Partner pursuant to Section 5.3(k), and any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5 shall be applied as follows:

     (i) first, in reduction of such Limited Partner's Unpaid Cumulative Return, to the extent thereof, as determined immediately before such distribution; and

     (ii) then, in reduction of such Limited Partner's Adjusted Capital Contribution, to the extent thereof, as determined immediately before such distribution.

     8.4  Tax Allocations: Code Section 704(c); Revaluations.

     (a) In accordance with Code section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction, and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

     (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Clause (ii) of the definition of Gross Asset Value herein and Section 5(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(4) or the corresponding provision of final or successor Treasury Regulations.

     (c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of Section 8.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of Section 8.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     8.5  Compliance with NASAA Guidelines Regarding Front-End Fees.

     Notwithstanding anything in this Agreement to the contrary, in the event the Partnership fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (f) above, the General Partner shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the General Partner to obtain the consent of the Limited Partners unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Limited Partner.

     8.6  Return of Uninvested Capital Contribution.

     In the event that 100% of Net Offering Proceeds have not been used to make Investments or committed to Reserves to the extent permitted to be treated as Investments pursuant to Section 6.1(b)(vii) within the later of (i) twenty-four
(24) months after the Effective Date of the Offering or (ii) 12 months of the receipt thereof by the Partnership, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based upon their respective number of Units, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Limited Partner). Funds shall be deemed to have been committed to investment and need not be returned to a Limited Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty-four (24) or twelve (12) month period described above, if such investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Limited Partners on a pro rata basis, as a return of capital.

     8.7  Partner's Return of Investment in the Partnership.

     Each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and for any other distributions with respect to his Partnership Interest. If the assets of the Partnership remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Partner, he shall not have any recourse against the personal assets of any other Partner, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

     8.8  No Distributions in Kind.

     Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership's assets and may only then be made to a liquidating trust established for the purposes of (a) liquidating the assets transferred to it and (b) distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

     8.9  Partnership Entitled to Withhold.

     The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner's participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership (i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefore by the General Partner, which demand shall be made only if the General Partner determines that such Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9.  WITHDRAWAL OF GENERAL PARTNER.

     9.1  Voluntary Withdrawal.

     The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless (a) the Limited Partners have received 60 days' advance written notice of the General Partner's intention to withdraw, (b) the Partnership shall have received an opinion of Tax Counsel to the Partnership to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and (c) a Substitute General Partner shall have been selected and such Substitute General Partner (i) shall have expressed a willingness to be admitted to the Partnership, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient, in the opinion of Tax Counsel to the Partnership, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the net worth requirements for "sponsors" under the NASAA Guidelines.

     9.2  Involuntary Withdrawal.

     The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

     For purposes of this Section 9.2 and Section 13, neither the General Partner nor any Affiliate of the General Partner will participate in any vote by the Limited Partners to (a) involuntarily remove the General Partner or (b) cancel any management or service contract with the General Partner or any such Affiliate.

     9.3  Consequences of Withdrawal.

     (a) Upon the voluntary withdrawal of the General Partner in accordance with Section 9.1, the General Partner, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership (i) an amount equal to the positive balance, if any, in the General Partner's Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Partnership through such date of Withdrawal and any unrealized gains and losses inherent in the Partnership's assets as of such date), provided, however, that in no event
                                           --------  -------
shall such amount exceed the fair market value of the Partnership Interest then held by the General Partner, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) an amount equal to the difference between (A) any amounts due and owing to the General Partner by the Partnership and (B) any amounts due and owing by the General Partner to the Partnership. The right of the General Partner, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Partnership or any Partner against the General Partner, or its estate, successors or legal representatives, that such withdrawal shall have been made in contravention of this Agreement and (y) if the General Partner has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this clause (a) of
Section 9.3, payment to the Partnership of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

     (b) Upon involuntary withdrawal of the General Partner as such from the Partnership in accordance with Section 9.2, the Partnership shall pay to the General Partner (i) the fair market value of the Partnership Interest then held by the General Partner, as calculated in the manner set forth in clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) an amount equal to the difference between (A) any amounts due and owing to such withdrawn General Partner by the Partnership and (B) any amounts due and owing by such withdrawn General Partner to the Partnership, and, upon such payment, the General Partner's Interest in the income, losses, distributions and capital of the Partnership shall be terminated.

     (c) For purposes of this Section 9.3, the fair market value of the withdrawn General Partner's Interest shall be determined, in good faith, by such General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn General Partner and one by the Limited Partners. In the event that such two appraisers are unable to agree on the value of the withdrawn General Partner's Interest within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however,
                                                          --------  -------
that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership.

     (d) The method of payment to the General Partner upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

     9.4  Liability of Withdrawn General Partner.

     If the business of the Partnership is continued after withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such withdrawal shall have become effective.

     9.5  Continuation of Partnership Business.

     In the event that the General Partner withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners Notice stating the reasons for such withdrawal. If, within 90 days following such withdrawal, any Person shall be admitted to the Partnership as a Substitute General Partner, such Substitute General Partner shall execute a counterpart of this Agreement and the business of the Partnership shall continue. If no Substitute General Partner shall have been so admitted to the Partnership within 90 days following the date of the General Partner's withdrawal, then the Partnership shall be dissolved.

Section 10.  TRANSFER OF UNITS.

     10.1  Withdrawal of a Limited Partner.

     A Limited Partner may withdraw from the Partnership only by Assigning or having redeemed all Units owned by such Limited Partner in accordance with this
Section 10. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any Limited Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Limited Partner shall be deemed to be the Assignee of the Partnership Interest of such Limited Partner and may become a Substitute Limited Partner upon compliance with the provisions of Section 10.3.

     10.2  Assignment.

     (a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Limited Partner may Assign all or any portion of the Units owned by such Limited Partner to any Person (the "Assignee"); provided that
                                                              --------

     (i) such Limited Partner and such Assignee shall each execute a written Assignment instrument, which shall:

              (A)  set forth the terms of such Assignment;

              (B) in the case of assignments other than by operation of law, state the intention of such Limited Partner that such Assignee shall become a Substitute Limited Partner and, in all cases, evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

              (C) include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

              (D) otherwise be satisfactory in form and substance to the General Partner; and

     (ii) such Assignee shall pay to the Partnership an aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with such Assignment.

     (b) Notwithstanding the foregoing, unless the General Partner shall specifically Consent, no Units may be Assigned:

     (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

     (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that the
                                                              --------
     Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

     (iii) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

     (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

     (v) if such Assignment would result in the transfer of a Partnership Interest representing less than twenty-five (25)

     Units, or ten (10) Units in the case of a Qualified Plan (unless such Assignment is of the entire Partnership Interest owned by such Limited Partner);

     (vi) if such Assignment would result in the retention by such Limited Partner of a portion of its Partnership Interest representing less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

     (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

     (viii) if the effect of such Assignment would be to cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. Section 2510.3-101(f)) to equal or exceed 25%; or

     (ix) if such transfer would cause an impermissible percentage of Units to be owned by non-United States citizens.

     Any attempt to make any Assignment of Units in violation of this Section 10.2(b) shall be null and void ab initio.

     (c) So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner shall not permit any interest in a Unit to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a "Secondary Market") and, if the General Partner determines in its sole and absolute discretion, that a proposed Assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not, in fact, recognized. For purposes of this Section 10.2(c), any Assignment which results in a failure to meet the "safe-harbor" provisions of Notice 88-75 (July 5, 1988) issued by the IRS, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, shall be treated as causing the Units to be publicly traded. The Limited Partners agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market.

     (d) Assignments made in accordance with this Section 10.2 shall be effective for record purposes and for purposes of Section 8 as of the first day of the Segment following the date upon which all of the conditions of this
Section 10.2 shall have been satisfied.

     10.3   Substitution.

     (a) An Assignee of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner only if:

     (i) the General Partner has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and

     (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by
     Section 15, as the General Partner reasonably may require to determine compliance with this Section 10.

     (b) An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his Units shall be subject to all the provisions of Sections 10.2,
10.3 and 10.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner shall in no way affect the right of such Assignee to receive distributions from Distributable Cash From Operations and Distributable Cash From Sales and the share of the Profits or Losses for Tax Purposes to which his predecessor in interest would have been entitled in accordance with Section 8.

     10.4   Status of an Assigning Limited Partner.

     Any Limited Partner that shall Assign the entire Partnership Interest owned by such Limited Partner to an Assignee who shall become a Substitute Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the Partnership.

          10.5  Limited Right of Presentment for Redemption of Units.

          (a) Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated Limited Partner) may request that the Partnership redeem, and, subject to the availability of funds in accordance with clause (b) below and the other provisions of this Section 10.5 and provided that the Partnership shall not, in any calendar year, redeem Partnership Interests that, in the aggregate, exceed 2% of the total Partnership Interests outstanding as of the last day of such year, with the prior Consent of the General Partner, the Partnership shall redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Partnership shall be under no obligation to redeem Units of a Limited Partner and shall do so only in the sole and absolute discretion of the General Partner.

          (b) No reserves shall be established by the Partnership for the redemption of Units. The availability of funds for the redemption of any Unit shall be subject to the availability of sufficient Distributable Cash. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership's taxable year or of its federal income tax status as a partnership.

          (c) A Limited Partner desiring to have a portion or all of his Units redeemed shall submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of the Partnership. Redemption requests hereunder shall be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partner's address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions" shall be treated as having been received at 12:01 A.M. EST and all other redemption requests shall be deemed received with the start of the business day during which received. The General Partner shall promptly accept or deny each redemption request. The General Partner shall, in its sole discretion, decide whether a redemption is in the best interests of the Partnership.

          (d) In the event that the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner shall use its reasonable efforts to honor requests for redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests.

          (e) Within 30 days following the date upon which the General Partner receives a written request from any Limited Partner to redeem Units held by such Limited Partner, the General Partner shall deliver written notice to such Limited Partner indicating (i) the number, if any, of such Units to be redeemed and (ii) if appropriate, the date of redemption thereof, which shall be a date within 30 days following the date of such notice, and the Applicable Redemption Price with respect thereto. Not less than ten (10) days prior to the redemption date specified in the Partnership's notice, the Limited Partner requesting redemption shall deliver to the Partnership all transfer instruments and other documents reasonably requested by the Partnership to evidence such redemption and the Partnership shall pay to such Limited Partner the Applicable Redemption Price per Unit redeemed. In the event that all Units of any Limited Partner are so redeemed, such Limited Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the redemption of all Units of such Limited Partner, cease to have the rights of a Limited Partner.

Section 11. DISSOLUTION AND WINDING-UP.

          11.1 Events Causing Dissolution.

          The Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

          (a) the withdrawal of the General Partner, unless a Substitute General Partner shall have been admitted to the Partnership in accordance with
Section 9.5; or

          (b) the voluntary dissolution of the Partnership (i) by the General Partner with the Consent of the Majority Interest or (ii) subject to Section 13, by the Consent of the Majority Interest without action by the General Partner; or

          (c) the Sale of all or substantially all of the assets of the Partnership (which Sale prior to the end of the Reinvestment Period requires the Consent of the Majority Interest); or

          (d) the expiration of the Partnership term specified in Section 4 of this Agreement; or

          (e) the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

          (f) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act to the extent not otherwise provided herein.

          11.2 Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution.

          (a) Upon the occurrence of a Dissolution Event, the winding-up of the Partnership and the termination of its existence shall be accomplished as follows:

                 (i) the General Partner (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Partnership, which Person, in either event, may exercise all of the powers granted to the General Partner herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Partnership (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Limited Partnership), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the General Partner (or such other Person effecting the winding up) to effectuate an orderly winding-up;

                 (ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Section 8;

                 (iii) in the event that, after all requirements of clauses (i) and (ii) of this Section 11.2(a) shall have been accomplished, the General Partner shall have a deficit balance in its Capital Account, the General Partner shall contribute within thirty (30) days to the Partnership as a Capital Contribution an amount equal to the lesser of
          (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner (for this purpose, any payments made by the General Partner as co-signatory or guarantor of any of the indebtedness of the Partnership and not yet reimbursed to the General Partner at the time of dissolution of the Partnership and any amounts due and unpaid to the General Partner on, under or with respect to any Partnership Loans at the time of such dissolution shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay such amounts shall thereupon cease);

                 (iv) the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in Section 11.3; and

                 (v) the General Partner (or such other Person effecting the winding up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

          (b) If the winding-up of the Partnership is effected by the General Partner, the General Partner shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

          11.3 Application of Liquidation Proceeds Upon Dissolution.

          Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

          (a) first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

          (b) next, to the setting up of any reserve that the General Partner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such reserve may, in the sole and absolute discretion of the General Partner (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

          (c) next, to the payment of all obligations to the Partners in proportion to and to the extent of advances made by each Partner pursuant to the provisions of this Agreement;

          (d) next, to the payment of all reimbursements to which the General Partner or any Affiliate of the General Partner may be entitled pursuant to this Agreement; and

          (e) thereafter, to the Partners in proportion to and to the extent of the positive balances of their Capital Accounts.

          11.4 No Recourse Against Other Partners.

          Following the occurrence of any Dissolution Event, each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, such Limited Partner's Capital Contribution. If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, such Limited Partner shall have no recourse against any other Limited Partner or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership pursuant to
Section 11.2(a)(iii) hereof.

Section 12. FISCAL MATTERS.

          12.1 Title to Property and Bank Accounts.

          Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(F), all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the General Partner, and withdrawals therefrom shall be made upon the signature of the General Partner or such Person or Persons as shall be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

          12.2 Maintenance of and Access to Basic Partnership Documents.

          (a) The General Partner shall maintain at the Partnership's principal office, the following documents:

          (i)    the Participant List;

          (ii) a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed;

          (iii)  copies of this Agreement and any amendments hereto;

          (iv) copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners' equity at or for such Fiscal Year, together with the report of the Partnership's independent auditors with respect thereto;

          (v) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

          (vi) records as required by applicable tax authorities including those specifically required to be maintained by "tax shelters", if so required by the Partnership; and

          (vii) investor suitability records for Units sold by any Affiliate of the General Partner.

          (b) Each Limited Partner and his designated representative shall be given access to all of the foregoing records of the Partnership and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Participant's List, to compliance with clause (c) of this Section 12.2) at such Limited Partner's expense, during normal business hours upon reasonable advance written notice to the General Partner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Limited Partner or its representative will wish to examine or copy or both.

          (c) A copy of the Participant List shall be mailed to any Limited Partner making written request for the Participant List within ten (10) days of such request (or, if later, within seven (7) days of the Partnership's receipt of such request); provided that the General Partner may request, and shall be
                  --------
entitled to first receive, (i) reimbursement of the reasonable cost of copying and mailing of the Participant List to the Limited Partner, and (ii) a representation from such Limited Partner that the Participant List is not being requested for a commercial purpose unrelated to such Limited Partner's interest as a Limited Partner relative to the affairs of the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners' voting rights under this Agreement and the exercise of Limited Partners' proxy rights under federal or state securities laws.

          (d) If the General Partner refuses or neglects to (i) permit a Limited Partner or his duly authorized representative to examine the Participant List (as provided in Paragraph (b) of this Section 12.2) or (ii) produce and mail a copy of the Participant List within ten (10) days after such request (or, if later, within seven (7) days of the Partnership's receipt of the applicable Limited Partner's written request) (as provided in Paragraph (c) of this Section 12.2), the General Partner shall be liable to such Limited Partner for the costs, including attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages suffered by such Limited Partner by reason of such refusal or neglect; provided, that it shall be
                                                      --------
a defense to liability under this clause (d) that (x) the requesting Limited Partner has failed or refused to make the representation described in clause
(c)(ii) of this Section 12.2 after being requested to do so by the General Partner or (y) the actual purpose and reason for such Limited Partner's requests for inspection or for a copy of the Participant List is to secure such List for the purpose of (1) selling, or reproducing and selling, such List or any portion of the information contained therein, or (2) using such List or any of such information for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. The remedies provided under this Section 12.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

          12.3 Financial Books and Accounting.

          The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

          12.4 Fiscal Year.

          Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

          12.5 Reports.

          (a) Quarterly Reports. Within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, the following written materials:

          (i) a report containing the same financial information as is contained in the Partnership's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity, all of which financial statements shall be prepared in accordance with
          Section 12.3;

          (ii) a tabular summary, prepared by the General Partner, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Partnership to the Sponsor during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Partnership and the compensation received therefor and (B) summarize the terms and conditions of any contract, which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Sponsor; and

          (iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Equipment acquired and Financing Transactions made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

          (b) ANNUAL REPORTS. Within 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

          (i) financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which shall be prepared in accordance with Section 12.3 and shall be accompanied by an auditor's report containing an opinion of the Accountants;

          (ii) an analysis, prepared by the General Partner (which need not be audited, but shall be reviewed, by the Accountants), of distributions made to the General Partner and the Limited Partners during such Fiscal Year separately identifying the portion (if any) of such distributions from:

                  (A)  Cash Flow during such period;

                  (B)  Cash Flows from prior periods;

                  (C)  Cash From Sales;

                  (D) Capital Contributions originally used to establish a Reserve;

          (iii) a status report with respect to each piece of Equipment and each Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments held at the end of such Fiscal Year, which report shall state:

                  (A) the condition of each such item of Equipment and of any personal property securing any Financing Transaction to which such report applies;

                  (B) how such Equipment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale);

                  (C) the remaining term of any Lease to which such Equipment is subject;

                  (D) the projected or intended use of such Equipment during the next following Fiscal Year;

                  (E)  the method used to determine values set forth therein;

                  (F) such other information as may be relevant to the value or use of such Equipment or any personal property securing any such Financing Transaction as the General Partner, in good faith, deems appropriate;

          (iv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Sponsor by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:

                  (A) In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Partnership and the compensation therefor and shall summarize the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Sponsor;

                  (B) In the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Partnership's portion of such total amounts were allocated between the Partnership and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Sponsor, the cost of whose services were reimbursed; and

                  (C) The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by Program basis and may be reimbursed to the Sponsor by the Partnership in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

          (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment acquired or Financing Transactions made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

          12.6 Tax Returns and Tax Information.

          The General Partner shall:

          (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year within 75 days after the end of such Fiscal Year; and

          (b) deliver to each Partner by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Partner's share of the Partnership's income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

          12.7 Accounting Decisions.

          All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

          12.8 Federal Tax Elections.

          The Partnership, in the sole and absolute discretion of the General Partner, may make elections for federal tax purposes as follows:

          (a) In case of a transfer of all or part of the Partnership Interest of a Partner, the Partnership, in the absolute discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee.

          (b) All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in the opinion of the General Partner (as advised by Tax Counsel or the Accountants as the General Partner deems necessary) be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

          12.9 Tax Matters Partner.

          (a) The General Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners.

          (b)  The Tax Matters Partner shall have the following duties;

          (i) To the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, Interest and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the "Secretary"); and

          (ii) To the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall keep each Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

          (c) Subject to Section 6.3 hereof, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash from Operations or Cash From Sales. Neither the General Partner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

          (d)  The Tax Matters Partner is hereby authorized, but not required:

          (i) to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

          (ii) in the event that a notice of a final administrative adjustment at the partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the partnership's principal place of business is located, the United States Court of Claims or any other appropriate forum;

          (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

          (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

          (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

          (vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

          12.10 Reports to State Authorities.

          The General Partner shall prepare and file with all appropriate state regulatory bodies and other authorities all reports required to be so filed by state securities or "blue sky" authorities and by the NASAA Guidelines.

Section 13. MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS.

          13.1 Meetings of the Limited Partners.

          (a) A meeting of the Limited Partners may be called by the General Partner on its own initiative, and shall be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units, to act upon any matter on which the Limited Partners may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting (which text the General Partner shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Limited Partners). Within ten days following the receipt of such a request, the General Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the General Partner acting on its own initiative may, and following its receipt of written request(s) therefor from Limited Partners holding more than 10% of the then outstanding Units shall, submit for action by Consent of the Limited Partners, in lieu of a meeting, any matter on which the Limited Partners may vote (as set forth in this Section 13.

          (b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Limited Partners either (i) personally or by mail (if such meeting is being called, or Consent action is being solicited, by the General Partner upon the request of the Limited Partners) or
(ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Limited Partner at his record address, or at such other address as he may have furnished in writing to the General Partner for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if
                                                --------  -------
there be no such quorum, holders of a majority of the Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

          (c) For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited Partners (or to take action by Consent in lieu thereof), or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

          (d) Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited Partner is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Limited Partners. Every proxy must be signed by a Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

          (e) At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

          13.2 Voting Rights of the Limited Partners.

          Subject to Section 13.3, the Limited Partners, acting by Consent of the Majority Interest may take the following actions without the concurrence of the General Partner:

          (a) amend this Agreement, other than (1) in any manner to allow the Limited Partners to take part in the control or management of the Partnership's business, and (2) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in this Agreement;

          (b)  dissolve the Partnership;

          (c) remove the General Partner and elect one or more Substitute General Partners; and

          (d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Partnership except for any such Sale or series of Sales in the ordinary course of liquidating the Partnership's Investments during the Disposition Period.

          In determining the requisite percentage in interest of Units necessary to approve a matter on which the Sponsor may not vote or consent, any Units owned by the Sponsor shall not be included. With respect to any Interests owned by the Sponsor, the Sponsor may not vote on matters submitted to the Limited Partners regarding the removal of the Sponsor or regarding any transaction between the Program and the Sponsor. In determining the requisite percentage and interest of Interests necessary to approve a matter in which a Sponsor may not vote or consent, any Interests owned by the Sponsor shall not be included.

          13.3 Limitations on Action by the Limited Partners.

          The rights of the Limited Partners under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Limited Partner by the Sponsor under common law. Any action taken pursuant to Section
13.2 shall be void if any non-Affiliated Limited Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Limited Partners to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this
Section 13.3, counsel shall be deemed to have been selected by the Limited Partners if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Units propose counsel for this purpose.

Section 14. AMENDMENTS.

          14.1 Amendments by the General Partner.

          Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Limited Partners, including, without limitation:

          (a) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner herein;

          (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

          (c) to preserve the status of the Partnership as a "limited partnership" for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified);

          (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

          (e) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

          (f) if the Partnership is advised by Tax Counsel, by the Partnership's Accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Tax Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

          (g) to change the name of the Partnership or the location of its principal office.

          14.2 AMENDMENTS WITH THE CONSENT OF THE MAJORITY INTEREST.

          In addition to the amendments permitted to be made by the General Partner pursuant to Section 14.1, the General Partner may propose to the Limited Partners, in writing, any other amendment to this Agreement. The General Partner may include in any such submission a statement of the purpose for the proposed amendment and of the General Partner's opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided,
                                                                    --------
however, that (a) no such amendment shall increase the liability of any Partner
-------
or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for Tax Purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby; and (b) no such amendment shall modify or amend this Section 14 without the consent of each Limited Partner.

Section 15.  POWER OF ATTORNEY.

          15.1 APPOINTMENT OF ATTORNEY-IN-FACT.

          By their subscription for Units and their admission as Limited Partners hereunder, Limited Partners make, constitute and appoint the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

          (a) this Agreement, Schedule A to this Agreement and the Certificate of Limited Partnership under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner);

          (b) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise consented to such action;

          (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

          (d) any certificate of dissolution or cancellation of the Certificate of Limited Partnership that may be reasonably necessary to effect the termination of the Partnership; and

          (e) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Sections 9.5 and 11 hereof; provided
                                                                    --------
that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Limited Partner under Section 8, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.



          15.2 AMENDMENTS TO AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP.

          (a) Each Limited Partner is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all of the Limited Partners, if a specified percentage of the Partners shall have voted in favor of, or otherwise consented to, such action. If, as and when:

          (i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Partnership, which amendment or action requires, under the terms of this Agreement, the Consent of the Partners;

          (ii) Partners holding the percentage of Interests specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

          (iii) any Limited Partner has failed or refused to consent to such amendment or action (hereinafter referred to as the "non-consenting Limited Partner"),

then each non-consenting Limited Partner agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all documents, certificates and instruments that the General Partner may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Limited Partner is fully aware that he has executed this special power of attorney and that each other Partner will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Partnership's business and affairs.

          (b) Any amendment to this Agreement reflecting the admission to the Partnership of any Substitute Limited Partner shall be signed by the General Partner and by or on behalf of the Substitute Limited Partner. Any amendment reflecting the withdrawal or removal of the General Partner and the admission of any Substitute General Partner of the Partnership upon the withdrawal of the General Partner need be signed only by such Substitute General Partner.

          15.3 POWER COUPLED WITH AN INTEREST.

          The foregoing grant of authority by each Limited Partner:

          (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Limited Partner;

          (b) may be exercised for such Limited Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

          (c) shall survive the Assignment by any Limited Partner of the whole or any portion of such Limited Partner's Partnership Interest, provided that, if
                                                               --------
any Assignee of an entire Partnership Interest shall have furnished to the General Partner a power of attorney complying with the provisions of Section
15.1 of this Agreement and the admission to the Partnership of such Assignee as a Substitute Limited Partner shall have been approved by the General Partner, this power of attorney shall survive such Assignment with respect to the assignor Limited Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Limited Partner.

Section 16. GENERAL PROVISIONS.

          16.1 NOTICES, APPROVALS AND CONSENTS.

          All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered,
(c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

          (a) If to the Partnership or the General Partner, at the principal office of the Partnership, to:

                     ICON Cash Flow Partners L.P. Seven
                     c/o ICON Capital Corp.
                     600 Mamaroneck Avenue
                     Harrison, New York 10528
                     Attention: President
                     Telephone: (914) 698-0600
                     Telecopy: (914) 698-0699

          (b) If to any Limited Partner, at the address set forth in Schedule A hereto opposite such Limited Partner's name, or to such other address as may be designated for the purpose by Notice from such Limited Partner given in the manner hereby specified.

          16.2 FURTHER ASSURANCES.

          The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

          16.3 CAPTIONS.

          Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

          16.4 BINDING EFFECT.

          Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

          16.5 SEVERABILITY.

          If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

          16.6 INTEGRATION.

          This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

          16.7 APPLICABLE LAW.

          This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

          16.8 COUNTERPARTS.

          This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Limited Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

          16.9 CREDITORS.

          No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the interest of the Limited Partner as provided herein above.

          16.10 INTERPRETATION.

          Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

          16.11 SUCCESSORS AND ASSIGNS.

          Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

          16.12 WAIVER OF ACTION FOR PARTITION.

          Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he may have to maintain any action for partition with respect to the property of the Partnership.

Section 17. DEFINITIONS.

          Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

          "ACCOUNTANTS" means KPMG Peat Marwick LLP, or such other firm of independent certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

          "ACQUISITION EXPENSES" means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of Equipment and Financing Transactions, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, commissions, selection fees, fees payable to finders and brokers which are not Affiliates of the Sponsor, accounting fees and expenses, costs of each acquisition of an item of Equipment or a Financing Transaction (including the negotiation of Leases and the negotiation and documentation of Partnership borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

          "ACQUISITION FEES" means, in connection with any Investment, the amount payable from all sources (including without limitation, Gross Offering Proceeds, Indebtedness and reinvestments) in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment and the negotiation and consummation of any Financing Transaction by the Partnership, however designated and however treated for tax or accounting purposes, and (b) all finder's fees and loan fees or points paid in connection therewith to a Lender not affiliated with the Sponsor, but not any Acquisition Expenses.

         In calculating Acquisition Fees, fees payable by or on behalf of the Partnership to finders and brokers which are not Affiliates of the Sponsor shall be deducted from the amount of Acquisition Fees payable to the Sponsor, and no such fees may be paid to any finder or broker which is an Affiliate of the Sponsor.

         "ADJUSTED CAPITAL ACCOUNT DEFICIT" means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner's Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6),
         (b) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his Units, or the General Partner's Partnership Interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to Minimum Gain).

         "ADJUSTED CAPITAL CONTRIBUTION" means, as to any Limited Partner, as of the date of determination, such Limited Partner's Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Limited Partner by the Partnership which are deemed to be in reduction of such Limited Partner's Capital Contribution pursuant to
         Section 8.3(d)(ii).

         "ADMINISTRATOR" means the official or agency administering the securities laws of a state.

         "AFFILIATE" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

         "AFFILIATED ENTITY" means any investment entity of whatever form that is managed or advised by the General Partner.

         "AFFILIATED INVESTMENT" means any Investment in which the General Partner, any Affiliate of the General Partner or any Program sponsored by the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) either has or in the past has had an interest, but excluding any Joint Venture.

         "AFFILIATED LIMITED PARTNER" means any officer, employee or securities representative of the General Partner or any Affiliate of the General Partner or of any Selling Dealer who is admitted as a Limited Partner at a Closing.

         "AGREEMENT" means this Agreement of Limited Partnership, as the same may hereafter be amended, supplemented or restated from time to time.

         "APPLICABLE REDEMPTION PRICE" means, with respect to any Unit, the amount (determined as of the date of redemption of such Unit):

         (a) during the Reinvestment Period, equal to 85% of the original Capital Contribution of such Limited Partner less the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital Contributions pursuant to Section 8.6, (ii) 100% of previous distributions to such Limited Partner in redemption of a portion or all of his Units pursuant to Section 10.5, (iii) 100% of previous distributions of Distributable Cash, (iv) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (v) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with the redemption such Unit; and

         (b) during the Disposition Period, equal to 100% of the balance of the Capital Account of such Limited Partner as of the end of the month next preceding such date of redemption less the sum of (i) such Limited Partner's pro rata share (without giving effect to such redemption) of Profits and Losses of the Partnership (as reasonably estimated by the General Partner) for the period commencing on the first calendar day of the month in which such redemption date shall occur and (ii) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with the redemption such Unit;

provided, however, that in no event shall the applicable redemption price
--------  -------
computed under either clause (a) or (b) of this definition exceed an amount equal to such Limited Partner's Capital Account balance as of the end of the calendar quarter preceding such redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

"Assignee" means any Person to whom any Partnership Interest has been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

"Assignment" means, with respect to any Partnership Interest or any part thereof, the offer, sale, assignment, transfer, gift or otherwise disposition of, such Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the term "Assign" has a correlative meaning.

"Available Cash From Operations" means Cash From Operations as reduced by (a) payments of all accrued but unpaid Management Fees not required to be deferred, and (b) after Payout, payments of all accrued but unpaid Subordinated Remarketing Fees.

"Available Cash From Sales" means Cash From Sales, as reduced by (a) payments of all accrued but unpaid Management Fees not required to be deferred, and (b) after Payout, payments of all accrued but unpaid Subordinated Remarketing Fees.

"Book Value" means, with respect to any Partnership property, the Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. Section 1.704-1(b)(2)(iv)(d)-(g).

"Capital Account" means the capital account maintained for each Partner pursuant to Section 5.5 of this Agreement

"Capital Contributions" means (1) as to the General Partner, its initial $1,000 contribution to the capital of the Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the General Partner and
(2) as to any Limited Partner, the gross amount of investment in the Partnership actually paid by such Limited Partner for Units, without deduction for Front-End Fees (whether payable by the Partnership or not).

"Cash Flow" means the Partnership's cash funds provided from normal operations of the Partnership and from Financing Transactions (but excluding Cash from Sales), without deduction for depreciation, but after deducting cash funds used to pay all other cash expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from reserves).

"Cash From Operations" means Cash Flow (a) reduced by amounts allocated to Reserves to the extent deemed reasonable by the General Partner and (b) increased by any portion of Reserves then deemed by the General Partner as not required for Partnership operations.

"Cash From Refinancings" means the cash received by the Partnership as a result of any borrowings by the Partnership, reduced by (a) all Indebtedness of the Partnership evidencing such borrowings, and (b) the portion of such cash allocated to Reserves to the extent deemed reasonable by the General Partner.

"Cash From Sales" means the cash received by the Partnership as a result of a Sale reduced by (a) all Indebtedness of the Partnership required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the General Partner), (b) the Subordinated Remarketing Fee (to the extent permitted to be paid at the time pursuant to Section 6.4(f) of this Agreement),
(c) any accrued but previously unpaid Management Fees to the extent then payable, (d) any Reserves to the extent deemed reasonable by the General Partner and (e) all expenses incurred in connection with such Sale. In the event the Partnership takes back a promissory note or other evidence of indebtedness in connection with any Sale, all payments subsequently received in cash by the Partnership with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If, in payment for Equipment sold, the Partnership receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

"Closing" means the admission of Limited Partners to the Partnership in accordance with Section 5.3 of this Agreement.

"Closing Date" means any date on which any Limited Partner shall be admitted to the Partnership, and includes the Initial Closing Date and any subsequent Closing Date, including the Final Closing Date.

"Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

"Commission" means the Securities and Exchange Commission.

"Commission Loans" means Indebtedness of the Partnership authorized by
Section 6.1(b)(ix).

"Competitive Equipment Sale Commission" means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment and the sale or absolute assignment for value of Financing Transactions which is reasonable, customary and competitive in light of the size, type and location of the Equipment or other collateral securing the applicable Partnership Investment which is so transferred.

"Consent" means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

"Controlling Person" means, with respect to the General Partner or any of Affiliate of the General Partner, any of its chairmen, directors, presidents, secretaries or corporate clerks, treasurers, vice presidents, any holder of a 5% or larger equity interest in the General Partner or any such Affiliate, or any Person having the power to direct or cause the direction of the General Partner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

"Counsel" and "Counsel to the Partnership" means Whitman Breed Abbott & Morgan, New York, New York, or any successor law firm selected by the General Partner.

"Credit Committee" means a committee established by the General Partner to establish credit review policies and procedures, supervise the efforts of the credit department and approve significant transactions and transactions which differ from the standards and procedures it has established. The Credit Committee will, at all times, consist of three persons designated by the General Partner.

"Creditworthy" means, when used herein with respect to a prospective Lessee or User, that (1) the Credit Committee of the General Partner has made the determination, in its reasonable business judgment, after review of financial, credit, operational and other information concerning such prospective Lessee or User, that such party is currently able and is expected to continue throughout the term of such transaction to be able to meet its obligations to the Partnership in a timely and complete manner, (2) the Lease or Financing Transaction is adequately secured by Equipment and/or other collateral obtained, directly or indirectly, from the Lessee or User (or a guarantor or other party) and (3) the Lessee or User has satisfied substantially all other criteria established by the Credit Committee as a condition to the Partnership's investment in such Lease or Financing Transaction.

"Cumulative Return" means, as to any Limited Partner, an amount equal to an eight (8%) percent annual cumulative return on such Limited Partner's Adjusted Capital Contribution (calculated before application of any distribution made to such Limited Partner pursuant on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made

"Dealer-Manager" means ICON Securities Corp., an Affiliate of the General
 Partner.

"Dealer-Manager Agreement" means the agreement entered into between the General Partner and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

"Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. tit. 6, Section 17-101, et seq., as amended from time to time, and any successor to such Delaware Act.

"Disposition Period" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the period deemed necessary by the General Partner for orderly termination of its operations and affairs and liquidation or disposition of the Partnership's Investments and other assets and the realization of maximum

Liquidation Proceeds therefor, which period is expected to continue not less than six (6), and not more than thirty (30), months beyond the end of the Reinvestment Period and which, in any event, will end no later than ten and one-half (10 1/2) years after the Final Closing Date.

"Distributable Cash" has the meaning specified in Section 8.1(c) of this Agreement.

"Distributable Cash From Operations" means Available Cash From Operations as reduced by (1) amounts which the General Partner determines shall be reinvested through the end of the Reinvestment Period in additional Equipment and Financing Transactions and which ultimately are so reinvested.

"Distributable Cash From Sales" means Available Cash From Sales, as reduced by
(1) amounts which the General Partner determines shall be reinvested through the end of the Reinvestment Period in additional Equipment and Financing Transactions and which ultimately are so reinvested.

"Due Diligence Expenses" means fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of (i) 1/2 of 1% of Gross Offering Proceeds and
(ii) the maximum amount permitted to be reimbursed under Appendix F to Article III of the NASD Rules of Fair Practice].

"Effective Date" means the date the Registration Statement is declared effective by the Commission.

"Equipment" means any new, used or reconditioned capital equipment and related property acquired by the Partnership, including, but not limited to, the types of equipment referred to in Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Escrow Account" means an interest-bearing account established and maintained by the General Partner with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of the Closing occurring on the Initial Closing Date.

"Escrow Agent" means The Bank of New York (NJ) or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

"Escrow Agreement" means that certain Escrow Agreement, dated as of July 10, 1993, between the General Partner and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

"Final Closing Date" means the last Closing Date on which any Limited Partner (other than a Substitute Limited Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

"Financing Transaction" means any extension of credit or loan to any User, which is secured by a security interest in tangible or intangible personal property and in any lease or license of such property.

"First Cash Distributions" means, with respect to any Limited Partner, all distributions made to such Limited Partner by the Partnership during the Reinvestment Period equal to an eight percent (8%) annual, cumulative return on the amount of such Limited Partner's Capital Contribution (as reduced by any amounts of uninvested Capital Contributions distributed to such Limited Partner pursuant to Section 8.6 and by any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5).

"Fiscal Period" means any interim accounting period established by the General Partner within a Fiscal Year.

"Fiscal Quarter" means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year and each additional three-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such Fiscal Year (or such shorter period ending on the last day of a Fiscal Year).

"Fiscal Year" means the Partnership's annual accounting period established pursuant to Section 12.4 of this Agreement.

"Front-End Fees" means fees and expenses paid by any Person for any services rendered during the Partnership's organizational and offering or acquisition phases (including Sales Commissions, Underwriting Fees, O & O Expense Allowance, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the Sponsor) and Leasing Fees, and all other similar fees however designated).

"Full-Payout Lease" means any lease or license, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancelable rental or royalty payments due during the initial term of such lease or license, on a present value basis, are at least sufficient to permit the Partnership to recover the Purchase Price of the Equipment subject to such lease or license.

"General Partner" means ICON Capital Corp., a Connecticut corporation, and any Person who subsequently becomes an additional or Substitute General Partner duly admitted to the Partnership in accordance with this Agreement, in such Person's capacity as a general partner of the Partnership.

"Gross Asset Value" means, with respect to any asset of the Partnership, the asset's adjusted tax basis, except that:

(a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset on the date of contribution;

(b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at such times as the Partners' Capital Accounts are adjusted pursuant to Section 5.5(h) hereof;

(c) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

(d) to the extent not otherwise reflected in the Partners' Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

(e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg.
Section 1.704-1(b)(2)(iv)(g)(3).

"Gross Offering Proceeds" means the gross amount of Capital Contributions (before deduction of Front-End Fees payable by the Partnership and the discount for Sales Commissions) of all Limited Partners admitted to the Partnership.

"Gross Revenue" means gross cash receipts of the Partnership from whatever source including, but not limited to, (a) rental and royalty payments realized under Leases, (b) principal and interest payments realized under Financing Transactions and (c) interest earned on funds on deposit for the Partnership (other than Subscription Monies).

"Gross Unit Price" means $100.00 for each whole Unit, and $.01 for each 1/10,000th Unit, purchased by a Limited Partner (other than an Affiliated Limited Partner).

"Indebtedness" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

"Independent Expert" means a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

"Initial Closing Date" means the first Closing Date for the Partnership on which Limited Partners with Interests equal to, or greater than, the Minimum Offering are admitted to the Partnership.

"Interest" or "Partnership Interest" means the limited partnership unit or other indicia of ownership in the Partnership. The entire ownership interest of a Partner in the Partnership, whether held by such Partner or an immediate or subsequent Assignee thereof, including, without limitation, such Partner's right (a) to a distributive share of the Cash From Operations, Cash From Sales and any other distributions of cash from operation or sale of the Partnership's Investments or liquidation of the Partnership and its assets, and of the Partnership's Profits or Losses for Tax Purposes and (b) if a General Partner, to participate in the management of the business and affairs of the Partnership.

"Investment in Equipment and Financing Transactions" means the aggregate amount of Capital Contributions actually paid or allocated to the purchase, manufacture or renovation of Equipment acquired, and investment in Financing Transactions entered into or acquired, by the Partnership together with other cash payments such as interest, taxes and Reserves allocable thereto (not exceeding 3% of Capital Contributions) and excluding Front-End Fees.

"Investments" means, collectively, the Partnership's portfolio, from time to time, of Equipment, Leases and Financing Transactions, including any equity interest of the Partnership therein, whether direct or indirect, through a nominee, Joint Venture or otherwise.

"IRA" means an Individual Retirement Account and its related funding vehicle.

"IRS" or "Service" means the Internal Revenue Service or any successor agency thereto.

"Involuntary Withdrawal" means, with respect to the General Partner, the removal or involuntary withdrawal of the General Partner from the Partnership pursuant to Section 9.2 of this Agreement.

"Joint Venture" means any syndicate, group, pool, general partnership, business trust or other unincorporated organization through or by means of which the Partnership acts jointly with any Program sponsored by the General Partner or any Affiliate of the General Partner or with any non-Affiliated Person to invest in Equipment, Leases or Financing Transactions.

"Lease" means any Full-Payout Lease and any Operating Lease.

"Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment acquired by the Partnership.

"Lender" means any Person that lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment or other assets or in payments due under any Financing Transaction, and any property securing, any such transaction.

"Lessee" means a lessee or license under a Lease.

"Limited Partner" means any Person who is the owner of at least one Unit and who has been admitted to the Partnership as an Limited Partner and any Person who becomes a Substitute Limited Partner, in accordance with this Agreement, in such Person's capacity as a Limited Partner of the Partnership.

"Majority" or "Majority Interest" means Limited Partners owning more than 50% of the aggregate outstanding Units.

"Management Fees" means, for any Fiscal Year, an annual fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual gross rental revenues realized under Operating Leases, (ii) an amount equal to 2% of annual gross rental payments realized under Full-Payout Leases that are Net Leases,
(iii) an amount equal to 2% of annual gross principal and interest revenues realized in connection with Financing Transactions and (iv) an amount equal to 7% of annual gross rental revenues from Equipment owned and operated by the Partnership in the manner contemplated by the NASAA Guidelines (i.e., the General Partner provides both asset management and additional services relating to the continued and active operation of such Equipment, such as on-going marketing and re-leasing or re-licensing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services), and (b) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

"Maximum Offering" means receipt and acceptance by the Partnership of subscriptions by Persons eligible to purchase a total of 1,000,000 Units of Partnership Interest on or before the Final Closing Date.

"Minimum Offering" means receipt and acceptance by the Partnership of subscriptions for not less than 12,000

Units (excluding the ten (10) Units subscribed for by the Original Limited Partner and any Units in excess of 600 Units collectively subscribed for by the General Partner or any Affiliate of the General Partner).

"NASAA Guidelines" means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

"NASD" means the National Association of Securities Dealers, Inc.

"Net Disposition Proceeds" means the proceeds realized by the Partnership from the Sale or other disposition of an item of Equipment (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the Equipment), Financing Transactions, or any other Partnership property, less all related Partnership liabilities.

"Net Lease" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased or licensed asset and where the noncancelable rental or royalty payments pursuant to such Lease are absolutely net to the Partnership.

"Net Offering Proceeds" means the Gross Offering Proceeds minus the Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Partnership.

"Net Unit Price" means the Gross Unit Price less an amount equal to 8% of the Gross Unit Price (equivalent to Sales Commissions) for each Unit or fraction thereof purchased by an Affiliated Limited Partner.

"Net Worth" means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

"Notice" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

"O & O Expense Allowance" means the aggregate amount equal to the product of (a) the number of Units subscribed for in the Offering and (b) $3.50.

"Offering" means the offering of Units pursuant to the Prospectus.

"Offering Period" means the period from the Effective Date to the Termination Date.

"Operating Expenses" means (a) all costs of personnel (including officers or employees of the General Partner or its Affiliates other than Controlling Persons) involved in the business of the Partnership, allocated pro rata to their services performed on behalf of the Partnership, but excluding overhead expenses attributable to such personnel); (b) all costs of borrowed money, taxes and assessments on Partnership Investments and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage, appraisal and other fees;
(d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Partnership Equipment and Financing Transactions (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (h) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Limited Partners, including the costs of printing and mailing to such Person evidences of ownership of Units and reports of meetings of the Partners and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, and reports which the General Partner deems it to be in the best interests of the Partnership to furnish to the Limited Partners and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership (including an allocable portion of the Partnership's costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Partnership and any other investment programs sponsored by the General Partner or any of its Affiliates, the

Partnership's interest in which equipment shall be liquidated in connection with the Partnership's liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment and Financing Transactions; (l) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

"Operating Lease" means a lease or license, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancelable rental or royalty payments during the original term of such lease or license, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased or licensed thereby.

"Operations" means all operations and activities of the Partnership except
Sales.

"Organizational and Offering Expenses" means (a) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws and subsequently offering and distributing the Units to the public (except for Sales Commissions and Underwriting Fees payable to the General Partner, the Dealer-Manager or any Selling Dealer), including but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys', accountants' and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering the Units.

"Original Limited Partner" means Charles Duggan.

"Participant List" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

"Partner" means the General Partner (including any Substitute General Partner) and any Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).

"Partner Nonrecourse Debt" means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg.
Section 1.704-2(b)(4).

"Partner Nonrecourse Debt Minimum Gain" has the meaning specified in Treas. Reg.
Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

"Partner Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

"Partnership" means ICON Cash Flow Partners L.P. Seven, the limited partnership formed pursuant to, and governed by the terms of, this Agreement.

"Partnership Loan" means any loan made to the Partnership by the General Partner or any Affiliate of the General Partner in accordance with Section 6.2(d) of this Agreement.

"Partnership Minimum Gain" has the meaning specified in Treasury Regulation
Section 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

"Partnership Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

"Payout" means the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution). Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy the cumulative return requirement.

"Permitted Investment" means an investment in any of (a) certificates of deposit or savings or money-market accounts insured by the Federal Deposit Insurance Corporation of banks located in the United States; (b) short-term debt securities issued or guaranteed by the United States Government or its agencies or instrumentalities, or bank repurchase agreements collateralized by such United States Government or agency securities, (c) other highly liquid types of money-market investments and (d) shares of one or more public investment companies (but excluding any such company managed by any Affiliate of the General Partner) registered with the Commission whose assets exceed $10,000,000 and are invested in such money market investments and held by an independent custodian.

"Person" shall mean any natural person, partnership, trust, corporation, association or other legal entity, including, but not limited to, the General Partner and any Affiliate of the General Partner.

"Prior Program" means any Program previously sponsored by the General Partner or any Affiliate of the General Partner.

"Prior Public Programs" means ICON Cash Flow Partners, L.P., Series A, ICON Cash Flow Partners, L.P., Series B, ICON Cash Flow Partners, L.P., Series C, ICON Cash Flow Partners, L.P., Series D, and ICON Cash Flow Partners, L.P., Series E and ICON Cash Flow Partners L.P. Six.

"Profits" or "Losses" means, for any Fiscal Year, the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

(b) any expenditure of the Partnership described in Code section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

(c) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

(d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg.
Section 1.704-1(b)(2)(iv)(g)(3); and

(e) any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

"Profits from Operations" or "Losses from Operations" means all Profits for Tax Purposes or Losses for Tax Purposes of the Partnership other than Profits for Tax Purposes or Losses for Tax Purposes generated by Sales.

"Profits from Sales" or "Losses from Sales" means all Profits for Tax Purposes or Losses for Tax Purposes of the Partnership generated by Sales.

"Program" means a limited or general partnership, Joint Venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment.

"Prospectus" means the prospectus included as part of the Registration Statement on Form S-1 (No. 33-36376) in the final form in which such prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act and as thereafter supplemented or amended pursuant to Rule 424(c) under the Securities Act.

"Purchase Price" means, with respect to any Investment, the price paid by, or on behalf of, the Partnership for or in connection with the purchase or improvement of any item of Equipment or the acquisition or consummation of any Financing Transaction, as the case may be, including the amount of the related Acquisition Fees and all liens and encumbrances on such item of Equipment or Financing Transaction (but excluding "points" and prepaid interest), plus that portion of the reasonable, necessary and actual expenses (limited to accounting, auditing or other such services, interest and principal payments, and loan commitment and other financing fees on funds used to acquire or maintain

Equipment or Financing Transactions) incurred by the General Partner or any such Affiliate in acquiring Equipment or Financing Transactions on an arm's length basis with a view to transferring such Equipment or Financing Transaction to the Partnership, which is allocated to the Equipment or Financing Transaction in question in accordance with allocation procedures employed by the General Partner or such Affiliate from time to time and within generally accepted accounting principles, reduced (to a negative figure, if applicable) by the aggregate amount of any revenues from such Equipment or Financing Transaction payable to the General Partner or such Affiliate during the period from such acquisition until the Equipment is transferred to the Partnership.

"Qualified Plan" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

"Qualified Subscription Account" means the interest-bearing account established and maintained by the Partnership for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of Closings to be held subsequent to the Initial Closing Date.

"Registration Statement" means the Registration Statement on Form S-1
(No. 33-36376) filed with the Commission under the Securities Act in the form in which such Registration Statement is declared to be effective.

"Reinvestment Period" means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided that such
                                                        --------
period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 36 months.

"Reserves" means reserves established and maintained by the Partnership for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) during the Reinvestment Period, 1.0% of Gross Offering Proceeds and (b) during the Disposition Period, the lesser of (1) 1% of Gross Offering Proceeds and (2) 1% of the Partnership's aggregate Adjusted Capital Accounts.

"Roll-Up" means any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include (a) a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (b) a transaction involving the conversion of only the Partnership to corporate, trust or association form if, as a consequence of such transaction, there will be no significant adverse change in (i) Partnership's voting rights;
(ii) the term of existence of the Partnership; (iii) Sponsor's compensation; or
(iv) the Partnership's investment objectives.

"Roll-Up Entity" means any partnership, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

"Sale" means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Partnership's Equipment and Financing Transactions.

"Sales Commissions" means, with respect to any Unit, an amount equal to 8.0% of the Gross Offering Proceeds attributable to the sale of such Unit.

"Schedule A" means Schedule A attached to and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and Interests of the Partners, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Partner.

"Secondary Market" has the meaning specified in Section 10.2(c) of this Agreement.

"Securities Act" means the Securities Act of 1933, as amended.

"Segment" shall mean each period consisting of that portion of any calendar month that includes either the first through the fifteenth day of such month or the sixteenth through the last day of such month, commencing with the first such period ending after the Initial Closing Date; provided that the first Segment
                                              --------
shall begin on the first day after the Initial Closing Date and end on the earlier of the fifteenth or the last day of the month in which the Initial Closing Date occurs and the final Segment shall end on the date of final liquidation of the Partnership.

"Selling Dealer" means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the General Partner or the Dealer-Manager to offer and sell Units and which has entered into a Selling Dealer Agreement with the General Partner or the Dealer-Manager.

"Selling Dealer Agreement" means each of the agreements entered into between the General Partner or the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

"Sponsor" means any Person directly or indirectly instrumental in organizing, in whole or in part, the Partnership or any Person who will manage or participate in the management of the Partnership, and any Affiliate of such Person. The term Sponsor does not include any Person whose only relationship to the Partnership is that of (1) an independent equipment manager and whose only compensation is as such or (2) a wholly independent third party, such as an attorney, accountant or underwriter, whose only compensation is for professional services rendered in connection with the Offering.

"Subordinated Remarketing Fee" means, with respect to any Investment, a fee in the amount equal to the lesser of (a) 3% of the contract sales price applicable to such Investment, or (b) one-half of that brokerage fee that is reasonable, customary and competitive in light of the size, type and location of such Investment.

"Subscription Agreement" means the Subscription Agreement substantially in the form thereof filed as an exhibit to the Prospectus.

"Subscription Monies" has the meaning specified in Section 5.3(j) of this Agreement.

"Substitute General Partner" means any Assignee of or successor to the General Partner admitted to the Partnership in accordance with Section 9.5 of the Agreement.

"Substitute Limited Partner" means any Assignee of Units who is admitted to the Partnership as a Limited Partner pursuant to Section 10.3 of this Agreement.

"Tax Counsel" means Whitman Breed Abbott & Morgan, New York, New York, or such other tax counsel acceptable to the General Partner.

"Tax Matters Partner" means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. The General Partner is designated Tax Matters Partner for the Partnership in Section 12.6(e) of this Agreement.

"Termination Date" means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twenty-four (24) months following the Effective Date, and (c) the termination of the Offering by the General Partner at any time.

"Treasury Regulation" or "Treas. Reg." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

"Underwriting Fees" means, in the aggregate, fees in an amount equal to 2.0% of the Gross Offering Proceeds of Units sold.

"Unit" means a Unit of Partnership interest held by any Limited Partner.

"Unpaid Cumulative Return" means, as to any Limited Partner, the amount of such Limited Partner's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Limited Partner by the Partnership pursuant to Sections 8.1(c) and 11.3 of this Agreement which are deemed to be a reduction of such Limited Partner's Unpaid Cumulative Return pursuant to Section 8.3(d)(i).

"Unpaid Target Distribution" means, as to any Limited Partner, as of any given date, the sum of such Partner's Adjusted Capital Contribution plus such Limited Partner's Unpaid Cumulative Return.

"User" means any (a) manufacturer, (b) unrelated third-party lessor of equipment to non-Affiliated equipment users, (c) equipment user to whom the Partnership provides financing pursuant to a Financing Transaction and (d) intangibles user to whom the Partnership leases or licenses intangible assets pursuant to a Financing Transaction.

"Volume Discount" means the following discounts in the price of Units to which investors purchasing Units in volume are entitled:


 ------------------------------- -------------------- ------------------------
                                                      Net Purchase
 Number of Units                 Discount                Price
 ---------------                 --------                -----
 ------------------------------- -------------------- ------------------------
 2,499 or less                     None                 $100.00
 ------------------------------- -------------------- ------------------------
 2,500 to 4,999                    $2.50                $ 97.50
 ------------------------------- -------------------- ------------------------
 5,000 to 9,999                    $3.50                $ 96.50
 ------------------------------- -------------------- ------------------------
 10,000 to 19,999                  $4.50                $ 95.50
 ------------------------------- -------------------- ------------------------
 20,000 or more                    $6.50                $ 93.50
 =============================== ==================== ========================


"Voluntary Withdrawal" means, with respect to the General Partner, the voluntary withdrawal from the Partnership of the General Partner as the General Partner of the Partnership, or the voluntary sale, assignment, encumbrance or other disposition of all of the General Partner's General Partnership Interest pursuant to Section 9.1 of this Agreement.

"Withdrawal" means, with respect to the General Partner, the Voluntary or Involuntary Withdrawal of such General Partner.

"Withdrawn General Partner" means a General Partner which has completed a Withdrawal in accordance with the provisions of this Agreement.


IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


GENERAL PARTNER:                                     ORIGINAL LIMITED PARTNER:
ICON CAPITAL CORP.


BY:                                                  BY:

/s/ Beaufort J. B. Clarke                            /s/ Charles Duggan
---------------------------                          ---------------------------
BEAUFORT J. B. CLARKE, President                     CHARLES DUGGAN

                                  SCHEDULE A


            NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF PARTNERS



         Name and Address                       Capital Contributions Made
         ----------------                       --------------------------

I.       General Partner

         ICON Capital Corp.                                               $1,000
         600 Mamaroneck Avenue
         Harrison, New York 10528


II.      Original Limited Partner

         Charles Duggan                                                   $1,000
         600 Mamaroneck Avenue
         Harrison, New York 10528

                          THIRD AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                      ICON CASH FLOW PARTNERS L.P. SEVEN

                               TABLE OF CONTENTS
                               -----------------


                                                                                                           Page
                                                                                                           ----
Section 1.        ESTABLISHMENT OF PARTNERSHIP..............................................................  1

Section 2.        NAME, PRINCIPAL OFFICE, NAME AND ADDRESS OF REGISTERED AGENT
                   FOR SERVICE OF PROCESS...................................................................  1
         2.1      Legal Name and Address....................................................................  1
         2.2      Address of Partners.......................................................................  1

Section 3.        PURPOSES AND POWERS.......................................................................  2
         3.1      Purposes..................................................................................  2
         3.2      Investment Objectives and Policies........................................................  2
         3.3      Powers....................................................................................  2

Section 4.        TERM......................................................................................  3

Section 5.        PARTNERS AND CAPITAL......................................................................  3
         5.1      General Partner...........................................................................  3
         5.2      Original Limited Partner..................................................................  3
         5.3      Limited Partners..........................................................................  3
         5.4      Partnership Capital.......................................................................  5
         5.5      Capital Accounts..........................................................................  5
         5.6      Additional Capital Contributions . . . . .................................................. 6
         5.7      Loans by Partners.......................................................................... 6
         5.8      No Right to Return of Capital.............................................................. 6

Section 6.        GENERAL PARTNER............................................................................ 6
         6.1      Extent of Powers and Duties................................................................ 6
         6.2      Limitations on the Exercise of Powers of General Partner................................... 9
         6.3      Limitation on Liability of General Partner and its Affiliates; Indemnification............ 12
         6.4      Compensation of General Partner and its Affiliates........................................ 13
         6.5      Other Interests of the General Partner and its Affiliates................................. 16

Section 7.        POWERS AND LIABILITIES OF LIMITED PARTNERS................................................ 17
         7.1      Absence of Control Over Partnership Business.............................................. 17
         7.2      Limited Liability......................................................................... 17

Section 8.        DISTRIBUTIONS AND ALLOCATIONS............................................................. 18
         8.1      Distribution of Distributable Cash from Operations and Distributable Cash from Sales ..... 18
         8.2      Allocations of Profits and Losses......................................................... 19
         8.3      Distributions and Allocations Among the Limited Partners.................................. 21
         8.4      Tax Allocations: Code Section 704(c); Revaluations........................................ 22
         8.5      Compliance with NASAA Guidelines Regarding Front-End Fees................................. 22
         8.6      Return of Uninvested Capital Contribution................................................. 22
         8.7      Partner's Return of Investment in the Partnership......................................... 22
         8.8      No Distributions in Kind ................................................................. 22
         8.9      Partnership Entitled to Withhold.......................................................... 23

Section 9.        WITHDRAWAL OF GENERAL PARTNER............................................................. 23
         9.1      Voluntary Withdrawal...................................................................... 23
         9.2      Involuntary Withdrawal.................................................................... 23


         9.3      Consequences of Withdrawal................................................................ 23
         9.4      Liability of Withdrawn General Partner.................................................... 24
         9.5      Continuation of Partnership Business...................................................... 24

Section 10.       TRANSFER OF UNITS......................................................................... 24
         10.1     Withdrawal of a Limited Partner........................................................... 24
         10.2     Assignment................................................................................ 25
         10.3     Substitution.............................................................................. 26
         10.4     Status of an Assigning Limited Partner.................................................... 26
         10.5     Limited Right of Presentment for Redemption of Units...................................... 26

Section 11.       DISSOLUTION AND WINDING-UP................................................................ 27
         11.1     Events Causing Dissolution................................................................ 27
         11.2     Winding Up of the Partnership; Capital Contribution by the General Partner
                  Upon Dissolution.......................................................................... 27
         11.3     Application of Liquidation Proceeds Upon Dissolution...................................... 28
         11.4     No Recourse Against Other Partners........................................................ 29

Section 12.       FISCAL MATTERS............................................................................ 29
         12.1     Title to Property and Bank Accounts....................................................... 29
         12.2     Maintenance of and Access to Basic Partnership Documents.................................. 29
         12.3     Financial Books and Accounting............................................................ 30
         12.4     Fiscal Year............................................................................... 30
         12.5     Reports................................................................................... 30
         12.6     Tax Returns and Tax Information........................................................... 32
         12.7     Accounting Decisions...................................................................... 32
         12.8     Federal Tax Elections..................................................................... 32
         12.9     Tax Matters Partner....................................................................... 33
         12.10    Reports to State Authorities.............................................................. 34

Section 13.       MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS........................................ 34
         13.1     Meetings of the Limited Partners.......................................................... 34
         13.2     Voting Rights of the Limited Partners..................................................... 35
         13.3     Limitations on Action by the Limited Partners............................................. 35

Section 14.       AMENDMENTS................................................................................ 35
         14.1     Amendments by the General Partner......................................................... 35
         14.2     Amendments with the Consent of the Majority Interest...................................... 36

Section 15.       POWER OF ATTORNEY......................................................................... 36
         15.1     Appointment of Attorney-in-Fact........................................................... 37
         15.2     Amendments to Agreement and Certificate of Limited Partnership............................ 37
         15.3     Power Coupled With an Interest............................................................ 37

Section 16.       GENERAL PROVISIONS........................................................................ 37
         16.1     Notices, Approvals and Consents........................................................... 37
         16.2     Further Assurances........................................................................ 38
         16.3     Captions.................................................................................. 38
         16.4     Binding Effect............................................................................ 38
         16.5     Severability.............................................................................. 38
         16.6     Integration............................................................................... 38
         16.7     Applicable Law............................................................................ 38
         16.8     Counterparts.............................................................................. 38
         16.9     Creditors................................................................................. 39
         16.10    Interpretation............................................................................ 39
         16.11    Successors and Assigns.................................................................... 39
         16.12    Waiver of Action for Partition............................................................ 39

Section 17.       DEFINITIONS............................................................................... 39

                                     A-ii





                                     A-55